Exhibit 3.2

RIDGEWOOD ENERGY Y FUND, LLC

LIMITED LIABILITY COMPANY AGREEMENT

As Amended by the
FIRST AMENDMENT

Dated as of May 1, 2008

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RIDGEWOOD ENERGY Y FUND, LLC
LIMITED LIABILITY COMPANY AGREEMENT

THIS LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) relates to Ridgewood Energy Y Fund, LLC, a limited liability company formed under the laws of the State of Delaware (the “Fund”), and is entered into as of May 1, 2008 (the “Effective Date”), and as amended  by the First Amendment, dated April 13, 2011, by and among Ridgewood Energy Corporation, a Delaware corporation (the “Ridgewood Energy Corporation”), and the Persons who subscribe as investors in the Fund (individually, an “Investor” so long as each such Person is a Member of the Fund and, collectively, the “Investors”).  The Manager and the Investors are sometimes referred to herein, individually, as a “Member” and sometimes referred to herein, collectively, as the “Members”).

WHEREAS, capitalized words and phrases used in this Agreement and not otherwise defined herein have the meanings set forth in Annex I hereto; and

WHEREAS, the Fund was formed by the filing of the Certificate of Formation in Delaware on March 25,, 2008 (the “Formation Date”); and

WHEREAS, the Members desire to reflect certain other matters with respect to the Fund in this Agreement, including with respect to the affairs of the Fund and the conduct of its business, and this Agreement shall constitute a “Limited Liability Company Agreement” within the meaning of the Act;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE 1.  THE LIMITED LIABILITY COMPANY

Section 1.1.  Name.  The name of the Fund shall be Ridgewood Energy Y Fund, LLC, or such other name or names determined by the Manager, and all business of the Fund shall be conducted in such name(s).

Section 1.2.  Registered Office; Registered Agent; Other Offices.  Unless and until changed by the Manager, the registered office of the Fund in the State of Delaware shall be located at 1314 King Street, Wilmington, Delaware 19801, and the registered agent for service of process on the Fund in the State of Delaware at such registered office shall be Christiana Corporate Services, Inc.  The Fund may maintain offices at such other place or places within or outside the State of Delaware as the Manager determines to be necessary or appropriate.

Section 1.3.  Purpose.

1.3.1.           The Fund’s purpose is to acquire, drill, construct and develop natural gas and oil prospects, including pipelines, platforms and other infrastructure projects, in shallow and deep offshore waters in the Gulf of Mexico (the “Projects”) and to generate cash distributions to Members from the sale of oil and natural gas produced from such Projects and shall include the doing of any and all things incident thereto or connected therewith including, but not limited to, pre-development and other preparatory activities for the Projects, including without limitation, evaluation, investigation, due diligence activities, permitting, and other development activities.  The Fund may effect any of these transactions on its own, together with Affiliates, or together with non-Affiliates.

1.3.2.           In carrying out its purposes, the Fund has the power to perform any act that is necessary, advisable, customary or incidental thereto. It may invest in a passive or active manner in, develop, plan, construct, manage, operate, advise, transfer or dispose of, any facility or interest and produce or market products or services.  The Fund may act independently, through subsidiary organizations, in cooperation with others or through business entities in which others have interests whether as principal, agent, partner, owner, member, associate, joint venturer or otherwise. When related to its purposes, the Fund may also guarantee obligations of other Persons, supply collateral for those obligations or for the issuance of letters of credit or surety bonds benefiting other Persons, enter into leases as lessor or lessee or acquire goods or services for the use or benefit of other Persons.

1.3.3.           The Fund may make interim investments of funds and may take all action necessary, advisable or appropriate to maintain its existence, enforce this Agreement and its rights or the rights of the Members and comply with legal requirements.

Section 1.4.  Powers.  Subject to the other provisions of this Agreement, the Fund shall be and hereby is authorized and empowered to do or cause to be done any and all acts determined by the Manager to be necessary, advisable, convenient or incidental in furtherance of the purposes of the Fund, without any further act, approval or vote of any Person, including any Investor; and without limiting the generality of the foregoing, the Fund (and the Manager on behalf of the Fund) is hereby authorized and empowered:

1.4.1.           to acquire, hold, transfer, manage, vote and own Working Interests, Royalty Interests, Temporary Investments, and any other assets held by the Fund, in accordance with and subject to the Fund’s purposes as set forth in Section 1.3 hereof and to manage, vote, and otherwise deal with the assets held by the Fund as may be necessary, advisable, convenient or incidental to further the purposes of the Fund;

1.4.2.           to establish, maintain or close one or more offices within or without the State of Delaware and in connection therewith to rent or acquire office space and to engage personnel;

1.4.3.           to open, maintain and close bank, brokerage and money market accounts, to draw checks or other orders for the payment of moneys, and to invest such funds as are temporarily not otherwise required for Fund purposes in Temporary Investments;

1.4.4.           to set aside funds for reasonable reserves, anticipated contingencies and working capital;

1.4.5.           to bring, defend, settle and dispose of Proceedings;

1.4.6.           to engage or discharge consultants, custodians, attorneys, placement agents, accountants and other agents and employees, including Persons that may be Members or Affiliates thereof or, subject to ERISA, Affiliates of the Manager, and to authorize each such agent and employee (who may be designated as officers) to act for and on behalf of the Fund;

1.4.7.           to execute, deliver and perform its obligations under contracts and agreements of every kind, and amendments thereto, necessary or incidental to the offer and sale of interests in the Fund, to the acquisition, holding and transfer of Working Interests, Royalty Interests, Temporary Investments or other assets held by the Fund, or otherwise to the accomplishment of the Fund’s purposes, and to take or omit to take such other actions in connection with such offer and sale, with such acquisition, holding or transfer, or with the investment and other activities of the Fund, as may be necessary, advisable, convenient or incidental to further the purposes of the Fund;

1.4.8.           to borrow money, to issue guarantees, to enter into agreements with respect to obligations of the Fund or one or more Projects, to pledge assets of the Fund and to enter into any instrument or arrangements in connection therewith, including entering into any pledge, security, assignment or indemnity agreement and any modification, extension or renewal thereof;

1.4.9.           to prepare and file all tax returns of the Fund; to make such elections under the Code (including an election under Section 743(e) or 754 of the Code) and other relevant tax laws as to the treatment of items of Fund income, gain, loss, deduction and credit, and as to all other relevant matters, as the Manager deems necessary or appropriate; and, subject to other provisions of this Agreement, to select the method of accounting and bookkeeping procedures to be used by the Fund;

1.4.10.         to take all action that may be necessary, advisable, convenient or incidental for the continuation of the Fund’s valid existence as a limited liability company under the Act and in each other jurisdiction in which such action is necessary to protect the limited liability of the Members or to enable the Fund, consistent with such limited liability, to conduct the investment and other activities in which it is engaged;

1.4.11.         to carry on any other activities necessary to, in connection with, or incidental to any of the foregoing or the Fund’s investment and other activities; and

1.4.12.         to exercise any and all powers granted to a limited liability company under this Agreement or applicable law, including the Act, in carrying out its purposes.

Section 1.5.  Term.  The term of the Fund shall continue until the winding up and liquidation of the Fund in accordance with Article 12 of this Agreement.

Section 1.6.  Power of Attorney.  Each Member hereby constitutes and appoints the Manager and its authorized officers and attorneys-in-fact, as the case may be, with full power of substitution, as such Member’s true and lawful agent and attorney-in-fact, with full power and authority in such Member’s name, place and stead, to:

1.6.1.          execute, swear to, acknowledge, deliver, file and record in the appropriate public offices:

1.6.1.1.  all certificates, documents and other instruments (including this Agreement and the Certificate of Formation and all amendments or restatements hereof or thereof) that the Manager determines to be necessary or appropriate to form, qualify or continue the existence or qualification of the Fund as a limited liability company in the State of Delaware and in all other jurisdictions in which the Fund may conduct business or own property;

1.6.1.2.  all certificates, documents and other instruments that the Manager determines to be necessary or appropriate to use assumed names;

1.6.1.3.  all certificates, documents and other instruments that the Manager determines to be necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement;

1.6.1.4.  all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the Manager determines to be necessary or appropriate to reflect the dissolution and liquidation of the Fund pursuant to the terms of this Agreement;

1.6.1.5.  all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Member pursuant to, or other events described in this Agreement; and

1.6.1.6.  all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Shares issued pursuant to this Agreement;

1.6.2.           execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments that the Manager determines to be necessary or appropriate to (i) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Members hereunder or is consistent with the terms of this Agreement or (ii) effectuate the terms or intent of this Agreement; provided, however, that when required by this Agreement that establishes a percentage of the Members or of the Members of any class or series required to take any action, the Manager may exercise the power of attorney made in this Section 1.6.2 only after the necessary vote, consent or approval of the Members or of the Members of such class or series, as applicable.

Nothing contained in this Section 1.6 shall be construed as authorizing the Manager to amend this Agreement except as may be otherwise expressly provided for in this Agreement.

The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Member and the Transfer of all or any portion of such Member’s Shares and shall extend to such Member’s heirs, successors, assigns and personal representatives.  Each such Member hereby agrees to be bound by any representation made by the Manager, acting in good faith pursuant to such power of attorney; and each such Member, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Manager, taken in good faith under such power of attorney. Each Member shall execute and deliver to the Manager, within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as the Manager determines to be necessary or appropriate to effectuate this Agreement and the purposes of the Fund.

Section 1.7.  Title to Fund Assets.  Title to Fund assets, whether real, personal or mixed and whether tangible or intangible (in the aggregate being referred to as the “Fund Assets”), shall be deemed to be owned by the Fund.  Title to any or all of the Fund Assets may be held in the name of the Fund or one or more nominees, as the Manager may determine.  The Fund hereby declares and warrants that any Fund Assets for which record title is held in the name of one or more of its Affiliates or one or more nominees shall be held by such Affiliates or nominees for the use and benefit of the Fund in accordance with the provisions of this Agreement; provided, however, that the Manager shall use reasonable efforts to cause record title to such Fund Assets (other than those assets in respect of which the Manager determines that the expense and difficulty of conveyancing makes transfer of record title to the Fund impracticable) to be vested in the Fund as soon as reasonably practicable.  All Fund Assets shall be recorded as the property of the Fund in its books and records, irrespective of the name in which record title to such Fund assets is held.

ARTICLE 2.  CAPITALIZATION; SHARES; ADDITIONAL ISSUANCES OF SHARES

Section 2.1.  Capital Structure Generally; Limited Liability Shares and Investor GP Shares.  The Fund is hereby authorized to issue Membership Interests denominated in Shares with such rights, preferences, limitations, and privileges as set forth herein and as may be determined by the Manager consistent herewith.  Each Share may, at the discretion of each Investor, be either a Limited Liability Share or an Investor GP Share.  Each Investor GP Shareholder shall be subject to personal unlimited liability for the debts, obligations and Liabilities of the Fund (to the extent that such debts, obligations and Liabilities are not satisfied out of Fund Assets) that accrue before such Investor GP Share is converted into a Limited Liability Share.  Investor GP Shares shall be automatically converted to Limited Liability Shares by the Manager when drilling activities that generate deductions are complete or at a time and in a manner prescribed by the Manager.  Except with respect to the Early Investment Incentive and Advance Distribution, each Share, whether a Limited Liability Share or an Investor GP Share, shall have identical rights to allocations and distributions (including allocations and distributions upon liquidation, dissolution or other winding up of the Fund).  Investors shall have no voting rights as Members or as holders of Shares, except as provided in Article 7 or otherwise as specifically provided in this Agreement or the Act.  The names of the Members and their respective number of Shares, as such names and number may change from time to time in accordance with this Agreement, shall be set forth on the Fund’s books and records.  The Manager, in its sole discretion, may issue fractions of a Share, but is not required to do so.

Section 2.2.  Membership Certificates.  A Person having or acquiring Shares shall not be issued membership certificates to denominate such Person’s Shares, unless otherwise determined by the Manager.  The form of any such certificate shall be as determined by the Manager.

Section 2.3.  Designations of Series; Additional Issuances of Shares.

2.3.1.           From time to time, the Fund, at the discretion of the Manager, may issue Shares in the form of series (each, a “Series”).  A holder of Shares within a particular Series shall be entitled to the economic rights (including rights to share in the Net Profits from Operations, Net Losses from Operations, Net Profits from Capital Transactions, Net Losses from Capital Transactions, Available Cash from Operations, Available Cash from Capital Transactions, and other items of expenses, deductions, gains, and income) of the Fund’s Projects corresponding to such Series and shall not be entitled to any economic rights associated with the Projects that do not correspond to such Series.

2.3.2.           The Manager shall take all actions that it determines to be necessary or appropriate in connection with: (i) each issuance of Shares, and (ii) the admission of additional Members.  The Manager shall determine the relative designations, preferences, rights, powers and duties of the holders of the Shares being so issued.  The Manager shall do all things necessary to comply with the Act and is authorized and directed to do all things that it determines to be necessary or appropriate in connection with any issuance of Shares pursuant to the terms of this Agreement, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency.

ARTICLE 3.  CAPITAL ACCOUNTS; PERCENTAGE INTERESTS

Section 3.1.  General.  Except with respect to any Investor GP Shareholder and except as otherwise expressly provided in this Article 3 with respect to the Manager or pursuant to a separate agreement executed by a Member: (i) no Member shall have any obligation to make contributions of capital (other than such Member’s Capital Contribution), loan money or otherwise provide financing to the Fund, (ii) no Member shall have any personal liability for the repayment of any Capital Contributions of, or loan to the Fund by, any other Member, (iii) no Member shall be liable for the debts, Liabilities, contracts, or any other obligations of the Fund, and (iv) no Member shall have any obligation to restore any negative balance in such Member’s Capital Account.  The Members shall not demand or receive, and shall have no right to receive, a return of any Member’s Capital Contributions, or to receive interest on any Capital Contribution at any time made to the Fund or on the balance of their respective Capital Accounts, except as otherwise provided in this Agreement.  Except with respect to the Investor GP Shareholders that are required to satisfy the Liabilities of the Fund jointly and severally, neither the Fund nor any Member shall, by execution of this Agreement, assume or bear responsibility or liability for any indebtedness or obligation of any other Member incurred or arising either before or after the execution of this Agreement.  Nothing contained in this Agreement shall be considered to constitute any Member as the agent of any other Member.

Section 3.2.  Capital Accounts.  The Fund shall establish and maintain separate accounts (each, a “Capital Account”) for each of the Members in accordance with the following provisions:

3.2.1.           To each Member’s Capital Account there shall be credited: (i) such Member’s Capital Contributions, (ii) such Member’s distributive share of Net Profits from Operations and Net Profits from Capital Transactions in which such Member is entitled to participate pursuant to this Agreement, (iii) such Member’s distributive share of Net Profits from Temporary Investments, (iv) any items in the nature of income or gain that are specially allocated pursuant to Sections 4.6, 4.7, and/or 4.8, hereof, (v) such Member’s distributive share of Simulated Gain or, if the Manager elects to use Actual Depletion Deductions pursuant to Section 1.704-1(b)(2)(iv)(k)(3) of the Regulations, such Member’s Actual Gains, and (vi) the amount of any Fund Liabilities assumed by such Member or secured by any Fund Assets distributed to such Member;

3.2.2.           To each Member’s Capital Account there shall be debited: (i) the amount distributed to such Member, (ii) such Member’s distributive share of Net Losses from Operations and Net Losses from Capital Transactions in which such Member is entitled to participate pursuant to this Agreement, (iii) such Member’s distributive share of Net Losses from Temporary Investments, (iv) any items in the nature of deduction or loss that are specially allocated pursuant to Sections 4.6, 4.7, and/or 4.8, hereof, (v) either such Member’s distributive share of Simulated Losses and Simulated Depletion Deductions or, if the Manager elects to use Actual Depletion Deductions pursuant to Section 1.704-1(b)(2)(iv)(k)(3) of the Regulations, such Member’s Actual Losses and Actual Depletion Deductions, and (vi) the amount of any Liabilities of such Member assumed by the Fund or which are secured by any property contributed by such Member to the Fund;

3.2.3.           In the event all or a portion of a Member’s Membership Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Membership Interest;

3.2.4.           In determining the amount of any liability for purposes of this Section 3.2, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations; and

3.2.5.           For purposes of computing the Members’ Capital Accounts, Simulated Depletion Deductions, Simulated Gains, and Simulated Losses for each Project shall be allocated among the Members in the same proportions as they (or their predecessors in interest) were allocated the basis of such Project pursuant to Code Section 613A(c)(7)(D), the Regulations thereunder, and Section 1.704-1(b)(4)(v) of the Regulations.  In accordance with Code Section 613A(c)(7)(D) and the Regulations thereunder and Section 1.704-1(b)(4)(v) of the Regulations, the adjusted basis of each Project shall be shared by the Members in the same proportions as they share Net Losses from Capital Transactions pursuant to Section 4.4 hereof for such Project.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations.  In the event the Manager shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to Liabilities that are secured by contributed or distributed property or that are assumed by the Fund or the Members), are computed in order to comply with such Regulations, the Manager may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Member pursuant to Article 12 hereof upon the dissolution of the Fund.  The Manager also shall: (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Fund capital reflected on the Fund’s balance sheet, as computed for book purposes in accordance with Regulations Section 1.704-1(b)(2)(iv)(g), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

Section 3.3.  Deficit Restoration Obligation of the Manager.  If, upon liquidation, the Capital Account of the Manager and/or any Investor that is holding one or more Investor GP Shares as of the date of the liquidation has a deficit balance (after giving effect to all contributions, distributions, and allocations for all Accounting Periods, including the Accounting Period in which the liquidation occurs), the Manager and each such Investor shall make an additional Capital Contribution to the Fund in the amount necessary to restore such deficit balance to zero in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(3).

ARTICLE 4.  ALLOCATION OF NET PROFITS AND NET LOSSES

Section 4.1.  Net Profits from Operations.  Except as otherwise required by Sections 4.6, 4.7, and 4.8, all items of Net Profits from Operations, if any, for each Accounting Period, shall be allocated fifteen percent (15%) to the Manager and eighty-five percent (85%) to the Investors in proportion to their respective Ownership Percentages; provided, however, that the Net Profits from Operations allocable to the Investors pursuant to this Section 4.1 shall be allocated among the Investors in the amount of and in proportion to their sharing of the Early Investment Incentive and Advance Distribution until such time that the Investors have been allocated an amount of Net Profits from Operations equal to the Early Investment Incentive and Advance Distribution that such Investors actually received.

Section 4.2.  Net Losses from Operations.  Except as otherwise required by Sections 4.6, 4.7, and 4.8, all items of Net Losses from Operations, if any, for each Accounting Period, shall be allocated fifteen percent (15%) to the Manager and eighty-five percent (85%) to the Investors in proportion to their respective Ownership Percentages.

Section 4.3.  Net Profits from Capital Transactions.    Except as otherwise required by Sections 4.6, 4.7, and 4.8, all items of Net Profits from Capital Transactions, if any, for each Accounting Period, shall be allocated to the Members in the following amounts and in the following priorities:

4.3.1.           First, to the extent that distributions of Available Cash from Capital Transactions are made pursuant to Section 5.3, in the amount of and in the manner consistent with such distributions;

4.3.2.           Second, to the extent that distributions of Available Cash from Capital Transactions are not made pursuant to Section 5.3, in the amount of and in the manner consistent with the distributions which would have been made pursuant to Section 5.3;

4.3.3.           Third, to the Investors and the Manager in accordance with the distributions of Available Cash from Capital Transactions to which each would be entitled under Section 5.3 if the amount of such Net Profit from Capital Transactions for such Accounting Period had been distributed as Available Cash from Capital Transactions pursuant to Section 5.3; and

4.3.4.           Thereafter, the balance shall be allocated fifteen percent (15%) to the Manager and eighty-five percent (85%) to the Investors in proportion to their respective Ownership Percentages.

Section 4.4.  Net Losses from Capital Transactions.  Except as otherwise required by Sections 4.6, 4.7, and 4.8, all items of Net Losses from Capital Transactions, if any, for each Accounting Period, shall be allocated one percent (1%) to the Manager and ninety-nine percent (99%) to the Investors in proportion to their respective Ownership Percentages.

Section 4.5.  Net Profits from Temporary Investments.  Net Profits that are attributable to Temporary Investments shall be allocated one percent (1%) to the Manager and ninety-nine percent (99%) to the Investors in proportion to their respective Ownership Percentages.

Section 4.6.  Regulatory Allocations.  Notwithstanding anything to the contrary contained in Sections 4.1, 4.2, 4.3, 4.4, and 4.5, Net Profits and Net Losses shall be specially allocated to the extent necessary to comply with the applicable provisions of the Regulations under Code Section 704(b) (the “Regulatory Allocations”), which such Regulatory Allocations shall include, without limitation, the following:

4.6.1.           Minimum Gain Chargeback.  Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Article 4, if there is a net decrease in Fund Minimum Gain during any Accounting Period, each Member shall be specially allocated items of Fund income and gain for such Accounting Period (and, if necessary, subsequent Accounting Periods) in an amount equal to such Member’s share of the net decrease in Fund Minimum Gain, as determined in accordance with Section 1.704-2(g) of the Regulations.  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto.  The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations.  This Section 4.6.1 is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

4.6.2.           Member Minimum Gain Chargeback.  Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Article 4, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Accounting Period, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Fund income and gain for such Accounting Period (and, if necessary, subsequent Accounting Periods) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(4) of the Regulations.  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto.  The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations.  This Section 4.6.2 is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

4.6.3.           Qualified Income Offset.  In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Fund income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, any Adjusted Capital Account Deficit of the Member as quickly as possible; provided, however, that an allocation pursuant to this Section 4.6.3 shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 4.6 have been tentatively made as if this Section 4.6.3 were not in this Agreement.

4.6.4.           Nonrecourse Deductions.  Nonrecourse Deductions for any Accounting Period shall be specially allocated to the Members in proportion to their respective Ownership Percentages.

4.6.5.           Member Nonrecourse Deductions.  Any Member Nonrecourse Deductions for any Accounting Period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with  Section 1.704-2(i)(1) of the Regulations.

Section 4.7.  Curative Allocations.

4.7.1.           The Regulatory Allocations are intended to comply with the requirements of the Regulations under Code Section 704(b).  Notwithstanding any other provision of this Article 4 (other than the Regulatory Allocations), Net Profits and Net Losses (and, if necessary, gross income and specific deductions) shall be specially allocated, when and as reasonably determined by the Manager, so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations, and any losses re-allocated pursuant to Section 4.8.1, were not part of this Agreement and all items were allocated pursuant to Sections 4.1, 4.2, 4.3, 4.4, and 4.5.

4.7.2.           In exercising the Manager’s discretion under this Section 4.7, the Manager shall take into account likely future Regulatory Allocations under Section 4.6 that, although not yet made, are likely to offset other Regulatory Allocations previously made under Section 4.6.

Section 4.8.  Other Allocation Rules.

4.8.1.           Net Losses allocated pursuant to Sections 4.2 and/or Section 4.4 hereof shall not exceed the maximum amount of Net Losses that can be allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any Accounting Period.  In the event that some but not all of the Members would have Adjusted Capital Account Deficits as a consequence of an allocation of Net Losses pursuant to Sections 4.2 and/or 4.4 hereof, the limitation set forth in this Section 4.8.1 shall be applied on a Member by Member basis and Net Losses not allocated to any Member as a result of such limitation shall be allocated to the other Members in accordance with the positive balances in such Members’ Capital Accounts so as to allocate the maximum permissible Net Losses to each Member under Section 1.704-1(b)(2)(ii)(d) of the Regulations.

4.8.2.           In the event that the Members’ respective Ownership Percentage changes during any Accounting Period, the Net Profits or Net Losses, as the case may be, allocated to the Members for each such Accounting Period shall be allocated among the Members using the “closing of the books” method in order to account for such changes (unless another permissible method under Code Section 706 and the Regulations thereunder is approved by the Manager).

4.8.3.           To the extent possible, and except as otherwise provided in other sections of this Agreement, each item of Net Profits and Net Losses, and income, gain, deduction and loss shall be allocated to each Member in proportion to such Member’s percentage, if any, in the total amount of Net Profits and Net Losses, and income, gain, deduction and loss so allocated.

Section 4.9.  Tax Allocations.

4.9.1.           Allocations shall be made in accordance with Code Section 704(c) and the Regulations thereunder if and to the extent necessary to take into account any variation between the adjusted tax basis of any Fund Asset and such asset’s fair market value, using any method approved by the Manager, so long as such method is permissible under Code Section 704(c) and the Regulations thereunder.

4.9.2.           For federal income tax purposes, all items of deduction and all items of income shall be allocated, as nearly as is practicable, in accordance with the manner in which such items were either deducted from or added to the Capital Accounts.

4.9.3.           Notwithstanding anything to the contrary contained in this Agreement, in the event a Member withdraws all or part of such Member’s Capital Account or otherwise withdraws from the Fund, the Manager, in the Manager’s sole discretion, may make a special allocation to such withdrawing Member for federal income tax purposes of net capital gains recognized by the Fund in such a manner as will reduce or eliminate the amount, if any, by which: (i) the amount paid to such Member exceeds (ii) such Member’s federal income tax basis before such special allocation in the applicable portion of such Member’s Membership Interest.

4.9.4.           Allocations pursuant to this Section 4.9 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Net Profits, Net Losses, other items, or distributions pursuant to any provision of this Agreement.

Section 4.10.  TMP; Elections.  For purposes of Code Section 6231(a)(7), the “tax matters partner” shall be the Manager (in such capacity, the “TMP”); provided, however, that the Manager may, at any time and for any period of time, designate any other Member as the TMP in lieu of the original TMP, and any Member so designated shall cease to be the TMP whenever the Manager designates any other Person to be the successor TMP in accordance with this Section 4.10.  The TMP is specifically directed and authorized (i) to take whatever steps may be necessary or desirable to perfect the TMP’s designation as the “tax matters partner”, including filing any forms or documents with the Internal Revenue Service, and (ii) to take such other action as may from time to time be required under the Code and Regulations.  Any elections or other decisions relating to any tax matter shall be made by the TMP in any manner that reasonably reflects the purpose and intention of this Agreement, as approved by the Manager.

Section 4.11.  Partnership Treatment.  The Members are aware that it is intended that the Fund shall be treated as a partnership for purposes of being taxable in accordance with the provisions of subchapter K of the Code, or any comparable provision, and are aware of the income tax consequences of the allocations made by this Article 4 and each Member hereby agrees to be bound by the provisions of this Article 4 in reporting such Member’s share of Fund income and loss for income tax purposes.

ARTICLE 5.  DISTRIBUTIONS

Section 5.1.  Distributions of the Early Investment Incentive and Advance Distribution.  The Fund shall, at such time or times as determined by the Manager, distribute Available Cash from Operations to Investors eligible for the Early Investment Incentive and Advance Distribution in the following amounts:

5.1.1.           For each Investor who subscribes to the Fund between May 1, 2008 and June 27, 2008 and has fully paid his, her, or its Capital Contribution, an Early Investment Incentive equal to $16,000 (8%) per $200,000 Share purchased by such Investor (for each eligible Investor, the “First Early Investment Incentive”).

5.1.2.           For each Investor who subscribes to the Fund between June 28, 2008 and August 15, 2008 and has fully paid his, her, or its Capital Contribution, an Early Investment Incentive equal to $8,000 (4%) per $200,000 Share purchased by such Investor (for each eligible Investor, the “Second Early Investment Incentive”).

5.1.3.           For each Investor who subscribes to the Fund between August 16, 2008 and the closing of the Fund and has fully paid his, her, or its Capital Contribution, a priority distribution equal to $2,667 (1.35%) per Share purchased by such Investor (for each eligible Investor, the “Advance Distribution”).

5.1.4.           The Manager anticipates that the First Early Investment Incentive, the Second Early Investment Incentive and the Advance Distribution shall be paid either monthly or quarterly and begin when, and will continue so long as, the Manager determines that the Fund has sufficient Available Cash from Operations to make such distributions.  All such Available Cash from Operations distributable to the Investors will be distributed among the Investors in proportion to their relative shares of the Early Investment Incentive and the Advance Distribution until such Early Investment Incentive and Advance Distribution have been paid in full and thereafter, all Investors shall share in distributions of the Fund in accordance with Sections 5.2, 5.3, 5.4, and/or 5.5.

5.1.5.           Other than any right to receive an Early Investment Incentive, an Advance Distribution, and any liability or indemnification associated with Investor GP Shares, as set forth in Section 2.1, all other rights, privileges and obligations of Investors of the Fund shall remain as described in this Agreement.

5.1.6.           The Manager shall have the right, without the necessity of amending this Agreement, to offer Early Investment Incentives,, Advance Distributions, or similar incentives, payments or distributions, with respect to any subsequent Series in accordance with the offering materials applicable to such Series.  Any Early Investment Incentive, Advance Distribution, or similar incentive, payment or distribution in any subsequent Series shall be governed by the provisions of such offering materials.

Section 5.2.  Distributions of Available Cash from Operations.  At such times during any Fiscal Year as the Manager determines, the Fund may make distributions up to the amount of the undistributed Available Cash from Operations.  Any distribution pursuant to Section 5.1 and this Section 5.2 shall be made fifteen percent (15%) to the Manager and eighty-five percent (85%) to the Investors which, except as otherwise required pursuant to Section 5.1, shall be distributed to the Investors in proportion to their respective Ownership Percentages.

Section 5.3.  Distributions of Available Cash from Capital Transactions.  At such times during any Fiscal Year as the Manager determines, the Fund may make distributions up to the amount of the undistributed Available Cash from Capital Transactions to the Members.  Any distribution pursuant to this Section 5.3 shall be made in or up to the following amounts and with the following priorities:

5.3.1.           First, one percent (1%) to the Manager and ninety-nine percent (99%) to the Investors, in proportion to their respective Ownership Percentages, until each Investor has received aggregate distributions of Available Cash from Operations pursuant to Section 5.2 and Available Cash from Capital Transactions pursuant to this Section 5.3.1 for the current and all prior Fiscal Years equal to the aggregate Capital Contributions made by such Investor; and

5.3.2.           Thereafter, the balance shall be distributed fifteen percent (15%) to the Manager and eighty-five percent (85%) to the Investors in proportion to their respective Ownership Percentages.

Section 5.4.  Distributions of Available Cash from Temporary Investments.  At such times during any Fiscal Year as the Manager determines, the Fund may make distributions up to the amount of the undistributed Available Cash from Temporary Investments to the Members.  Any distribution pursuant to this Section 5.4 shall be made one percent (1%) to the Manager and ninety-nine percent (99%) to the Investors in proportion to their respective Ownership Percentages.

Section 5.5.  Liquidating Distributions.  Upon the liquidation or other disposition of the Fund Assets after the occurrence of an Event of Dissolution as contemplated in Article 12 of this Agreement, the Total Available Cash from such liquidation, along with any in-kind distributions pursuant to Section 12.2 and any other amounts available upon the liquidation of the Fund, (i) up to an amount equal to the total of all of the Capital Accounts shall be distributed to the Members in proportion to their respective positive Capital Account balances, and (ii) any remaining amount shall be distributed to the Members in accordance with Section 5.3.2; provided, however, that distributions pursuant to this Section 5.5 shall be made such that the allocations of Net Losses and Net Profits under Article 4 have “substantial economic effect” under the Regulations under Code Section 704(b) upon the liquidation of the Fund.

Section 5.6.  Treatment of Amortization, Etc. and Loans.

5.6.1.           Available Cash from Operations and Available Cash from

Capital Transactions shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances.

5.6.2.           It is understood that amounts paid by the Fund to a Person (including a Member) as a result of transactions denominated as a “loan” shall be a debt payment, but that amounts paid by the Fund to a Person (including a Member) as a result of transactions denominated as a “capital contribution” shall not be a debt payment.

Section 5.7.  Amounts Withheld.  The Fund is authorized to withhold from distributions to the Members, and to pay over to the applicable federal, state or local government authorities, any amounts required to be so withheld pursuant to the Code, Regulations or any provisions of any other federal, state or local law and shall allocate such amounts to the Members with respect to which such amount was withheld.  All amounts withheld pursuant to the Code, the Regulations or any provisions of any other federal, state or local tax law with respect to any payment, distribution, or allocation to the Fund or the Members shall be treated as amounts distributed to the Members pursuant to this Article 5 for all purposes under this Agreement.

Section 5.8.  Limitations on Distributions.

5.8.1.           Notwithstanding anything to the contrary contained in this Agreement, no distribution pursuant to this Agreement shall be made if such distribution would result in a violation of the Act.

5.8.2.           In the event that a distribution is not made as a result of the application of Section 5.8.1, all amounts so retained by the Fund shall continue to be subject to all debts and obligations of the Fund.  The Fund shall make such distribution (with accrued interest actually earned thereon) as soon as such distribution would not be prohibited pursuant to this Section 5.8.

Section 5.9.  Distributions in Kind.  No right is given to any Member to demand or receive property other than cash as provided in this Agreement.  Except as otherwise provided in Section 12.2 or elsewhere in this Agreement, a distribution in kind of any Fund Asset to any Member shall require the approval of the Manager.

ARTICLE 6.  MANAGEMENT AND OPERATIONS

Section 6.1.  Management of the Fund.

6.1.1.           Appointment of a Manager.  To the fullest extent permitted by law, management of the Fund shall be vested in a “manager” (the “Manager”), who may but need not be a Member.  Ridgewood Energy Corporation is hereby appointed as the Manager effective as of the Effective Date and until Ridgewood Energy Corporation shall resign, be removed, or otherwise ceases to be the Manager.  Whenever the Manager is a Member, the Manager may be referred to as the “Managing Member”.

6.1.2.           Resignation.  The Manager may resign at any time by giving written notice to the Members.  Any resignation shall take effect upon the date specified in that notice (which date may not be less than three (3) business days after the date such notice is sent to the Members) or the date three (3) business days after such notice is sent to the Members; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective.    In the event that the Manager resigns hereunder, such resigning Manager shall be entitled to a cash payment from the Fund within 30 days from such resignation equal to its Capital Account balance, including any accrued items and any earned but unpaid management fee and any other fees or reimbursement to which the resigning Manager is entitled as of the effective date of resignation.

6.1.3.           Removal.  The Manager may be removed as Manager by the Members, but only after: (i) a vote of a Majority of the Shares approves such removal; and (ii) the Manager has been found by a court of law to have acted illegally, or with gross negligence, or committed an act of willful misconduct with respect to the Fund and such negligence or act of misconduct has had a material adverse effect on the Fund or the ability of the Fund to carry out its business purposes.   In the event that the Manager is removed hereunder, such removed Manager shall be entitled to a cash payment from the Fund within 30 days from such removal equal to its Capital Account balance, including accrued items and including any earned but unpaid management fee and any other fees or reimbursement to which the removed Manager is entitled as of the effective date of removal.

6.1.4.            Vacancies.  In the event that a Manager resigns, is removed, or otherwise ceases to be the Manager, for whatever reason, a new Manager may be designated by a vote of a Majority of the Shares; provided, however, that if and so long as there is no Manager in office, the Fund shall be managed, and the functions of the Manager under this Agreement shall be fulfilled, by Members holding of record a Majority of the Shares.  The ceasing to be the Manager by a Person who is also a Member shall not affect such Person’s rights as a Member and shall not constitute a withdrawal by such Person.

Section 6.2.  Manager’s Powers.

6.2.1.           Manager’s General Powers and Certain Specific Powers.  Except as provided in Section 7.3, the Manager shall have the full, complete and exclusive authority, power and discretion to manage and control the business, property and affairs of the Fund, to make all decisions regarding those matters, to perform any and all other acts or activities customary or incident to the management of those matters and shall have the right and authority to bind the Fund and to negotiate, execute and deliver any and all contracts, instruments and certificates on behalf of the Fund in furtherance of the Fund’s business or affairs including without limitation, acquiring and participating in the Projects.  The Manager shall also have the powers and duties as may be prescribed by other sections of this Agreement, by law, or by the Members by consent.  Not in limitation of the generality of this Section 6.2.1, the Manager shall have the powers, without the prior consent of the Investors, to do any of the following:

(i)           To direct or supervise the Fund and the Fund's agents in the exercise of any action relating to the Fund's affairs, including without limitation the powers described in Section 1.4;

(ii)          To lend money to the Fund (without being obligated to do so) if such loan bears interest at a reasonable rate not exceeding the interest cost to the Manager or the amount that would be charged to the Fund by an unrelated lender on a comparable loan for the same purpose; provided, however, that the Manager may not receive points or other financing charges or fees regardless of the amount loaned to the Fund;

(iii)         To approve in its sole discretion any Transfer of Shares;

(iv)         To admit Investors to the Fund and to terminate the offering of Shares at any time;

(v)         To withdraw the offering of Shares at any time as provided for in this Agreement;

(vi)        To acquire such assets or properties, real or personal, as the Manager in its sole discretion deems necessary or appropriate for the conduct of the Fund's business and to sell, exchange, hedge or distribute to the Members in kind or otherwise dispose of all or substantially all of the Fund Assets, as the Manager in its sole discretion deems necessary or appropriate for the conduct of the Fund's business, notwithstanding that such sale, exchange, hedge or distribution may result in a liquidation of the Fund;

(vii)       To operate any Project or other Fund Asset acquired by the Fund, or to contract for operation under Section 6.3, or to engage non-Affiliates to operate any Project or other Fund Asset on such terms as they may determine in their sole discretion;

(viii)      To waive any fees or compensation payable to it;

(ix)         To provide, or arrange for the provision of, managerial assistance to the Projects in which the Fund invests;

(x)          To invest in, on behalf of another Ridgewood Energy fund, Working Interests in oil and natural gas wells that are in the same lease block as, but are not part of, Fund Assets;

(xi)         To establish valuation principles and to periodically apply such principles to the Fund's Projects;

(x)          To form, or acquire an interest in, contribute Fund Assets to, and/or make loans to, any limited or general partnerships, joint ventures, corporations, limited liability companies or other relationships for the purposes of promoting the purposes of the Fund;

(xiii)       To issue and sell Shares for such consideration as the Manager in its sole discretion shall deem appropriate and create series or classes of Shares and provide for the rights and privileges of any such series or class of Shares (including class or series voting rights) as the Manager, in its sole discretion, deems appropriate;

(xiv)       To purchase or redeem Shares on such terms as the Manager, in its sole discretion, may deem appropriate;

(xv)        To engage in transactions involving Put Contracts, as the Manager may determine in its sole discretion; and

(xvi)       To engage in any other lawful activity that the Manager determines in its sole discretion, reasonably exercised, is necessary to enable the Manager to perform its other duties and obligations to the Fund as required hereunder.

6.2.2.       Power to Bind.  The Manager shall have the power to act for or bind the Fund, including without limitation to enter into promissory notes, loan agreements and other contracts and instruments on behalf of the Fund and in the Fund’s name.  Persons dealing with the Fund are entitled to rely conclusively on the power and authority of the Manager as set forth in this Agreement.  So long as there is a Manager, no Person other than the Manager or an officer of the Fund appointed by the Manager, shall have the authority to bind the Fund, unless specifically set forth in a written delegation signed by the Manager.

Section 6.3.  Limitations on the Powers of the Manager.  Notwithstanding anything to the contrary contained in this Agreement, the Manager shall not, on behalf of the Fund, perform any actions that require the consent of the Members pursuant to Section 7.3 without the consent of the Members as set forth in Section 7.3.

Section 6.4.  Delegation by Manager.  The Manager shall have the power and authority to delegate to one or more Persons, agents and employees, such rights and powers to manage and control the business and affairs of the Fund as the Manager determines in the Manager’s sole discretion.  The Manager shall have the power and authority, in its sole discretion, to appoint individuals to serve as officers of the Fund from time to time and determine their respective powers and authorities.  Subject to the rights, if any, of any such Person under an employment agreement or other contract with the Fund, the power and authority of any such Person, agent or employee may be reduced or terminated, either with or without cause, by the Manager at any time in the Manager’s sole discretion.

Section 6.5.  Compensation of the Manager; Reimbursement of Expenses of the Manager.  With respect to any Series of Shares, the Manager shall be entitled to the following compensation and reimbursement:

6.5.1.       Investment Fee.  The Fund shall pay the Manager out of Capital Contributions a one-time investment fee in an amount equal to 4.5% of the total Capital Contributions, without considering any discounts or waivers of fees (the “Investment Fee”).  The Investment Fee is intended to pay for the Manager’s services associated with locating, investigating, evaluating, and negotiating investment opportunities and effecting related transactions.   The fee shall be payable on the Effective Date as to the Shares purchased through that date and on each date thereafter on which the Fund receives and collects full payment for additional accepted subscriptions for Shares.

6.5.2.       Organizational, Distribution and Offering Fee.  The Fund shall pay the Manager out of Capital Contributions a one-time organizational, distribution and offering fee in an amount equal to 3.5% of the total Capital Contributions, without considering any discounts or waivers of fees (the “Organizational, Distribution and Offering Fee”).  The Organizational, Distribution and Offering Fee is intended to cover all Organizational Expenses of the Fund incurred directly by the Manager in connection with the offer and sale of the Shares, including outside legal expenses, outside accounting expenses, consulting fees, printing, filing, postage and other expenses of organizing the Fund, distribution and selling costs and closing costs for the offering of the Shares.  The fee shall be payable on the Effective Date as to the Shares purchased through that date and on each date thereafter on which the Fund receives and collects full payment for additional accepted subscriptions for Shares.  If the Organizational Expenses exceed 3.5% of the aggregate Capital Contributions, the Manager shall pay such excess.

6.5.3.       Management Fee.  For each 12-month period beginning on the date the offering of Shares is commenced, and ending upon the winding up of the Fund's business, the Fund shall pay the Manager a management fee (the “Management Fee”), payable in advance in monthly installments, at the annual rate of 2.5% of the aggregate of Capital Contributions, net of Dry-Hole Costs, if any, incurred by the Fund.  The Management Fee will be payable by the Fund from Total Available Cash, if any, or from other Fund Assets, including without limitation, Capital Contributions and interest earned on Temporary Investments.  The Management Fee shall be in lieu of any reimbursement to the Manager for administrative, advisory and overhead expenses, including without limitation postage, communication, computer service, accounting, regulatory reporting and compensation costs of the Manager allocable to the Fund.  The Management Fee does not defray direct Expenses of the Fund, including insurance, bank fees, third-party engineers and other outside legal, outside accounting and consulting expenses, including amounts paid by the Fund to Persons other than the Manager or any Affiliate of the Manager, the Fund or Robert E. Swanson for performing due diligence or identifying investment opportunities for the Fund.  Amounts not defrayed by the Management Fee shall be borne by the Fund as more fully set forth in this Agreement.

6.5.4.       Placement Agent and other Selling Commissions.  (a) The Fund shall pay out of Fund Assets to Ridgewood Securities Corporation or to any broker-dealer who effects the sale of one or more whole or fractional Shares, cash selling commission in the aggregate amount equal to 8% of the base amount of each Capital Contribution.  The base amounts are computed at the rate of $200,000 of Capital Contributions per Share.   For serving as Placement Agent, Ridgewood Securities Corporation shall in addition be entitled to receive out of Fund Assets a fee in the amount equal to 1% of each Capital Contribution.  Such commissions shall be payable on the Effective Date as to the Shares purchased through that date and on each date thereafter on which the Fund receives and collects full payment for additional accepted subscriptions for Shares.

(b)           Ridgewood may pay additional compensation to registered broker-dealers assisting in the sale of Shares out if its own funds, including a portion of the cash otherwise distributable to it hereunder or the fees payable to it by the Fund hereunder.  In addition, Ridgewood, in its sole discretion, may waive or pay over to certain Investors a portion of distributions of fees the Fund would otherwise pay to Ridgewood.

6.5.5.       Direct Expenses.  The Fund shall reimburse the Manager for direct Expenses actually incurred for operational or project development services provided by Manager to the extent (i) the charges for the services do not exceed amounts that would be charged by unrelated firms offering similar services and (ii) the Projects do not reimburse the Manager for those expenses.  In respect of the acquisition or disposition of all or a portion of the Fund Assets, the Fund may be required to or may find it advantageous to and is authorized to, engage a broker or similar adviser and to pay a brokerage fee to the broker or other persons responsible for bringing the acquisition or disposition opportunity to the Fund’s attention or for investigating, evaluating or negotiating the acquisition or disposition of the Fund’s interest therein.

6.5.6.       Timing of Payments.  As of the Effective Date, the Capital Contributions from the initial sale of Shares may be used to pay the fees referred to in Section 6.5 then due.

6.5.7.       Discounts. The Manager shall have the right, but not the obligation, in its sole discretion to pay over to certain Investor(s) a portion of the fees to which the Manager is otherwise entitled hereunder for any reason the Manager deems reasonable including, but not limited to, circumstances in which an Investor purchases a large block of Shares, provided however, that the any discounting or waiver of fees to one Investor shall not obligate the Manager to provide any such discounting or waiver to any other Investor.

Section 6.6.  Other Activities of the Manager and Affiliates of the Manager.

6.6.1.       Ability to Engage in Other Activities.  Each Member expressly agrees that the Manager and the Manager’s Affiliates may engage independently or with others, for its or their own accounts and for the accounts of others, in other business ventures and activities of every nature and description whether such ventures are competitive with the business of the Fund or otherwise, including, without limitation, purchasing, selling or holding Working Interests for the account of any other Person or enterprise or for its or his own account.  Neither the Fund nor any Member shall have any rights or obligations by virtue of this Agreement in and to such independent ventures and activities or the income or profits derived therefrom.

6.6.2.       No Obligation to Disclose Opportunities. The Manager shall not be obligated to disclose to the Fund any particular investment opportunity, whether or not any such opportunity is of a character which could be taken by the Fund.

6.6.3.       Conflicts of Interest.  While the Manager intends to avoid situations involving conflicts of interest, each Member acknowledges that there may be situations in which the interests of the Fund, in a Project or otherwise, may conflict with the interests of the Manager or any Affiliate of the Manager. The Manager and its Affiliates will attempt, in good faith, to resolve all conflicts of interest in a fair and equitable manner with respect to all persons affected by those conflicts of interest.   Furthermore, each Member agrees that the activities of the Manager and any Affiliate of the Manager specifically authorized by or described in this Agreement may be engaged in by the Manager and/or such Affiliate and will not, in any case or in the aggregate, be deemed a breach of this Agreement or any duty owed by the Manager or such Affiliate to the Fund or to any Member.

ARTICLE 7.  RIGHTS OF MEMBERS

Section 7.1.  Rights of the Members Generally.  No Member who is not the Manager shall or may: (i) act in the name of, or as the representative of, the Fund, (ii) deal with the Fund Assets in any way, (iii) incur any obligation for which the Fund or the other Members will or may be liable, or (iv) otherwise bind the Fund or the other Members.  Any violation of this Section 7.1 by a Member who is not the Manager, shall be deemed to constitute willful misconduct.

Section 7.2.  Member Approval.  Whenever this Agreement requires or contemplates action or approval by the Members, an affirmative vote or consent of a Majority of the Shares shall be required for such action or approval, unless this Agreement expressly requires a higher percentage.

Section 7.3.  Voting Rights of Members.  Members shall have no voting rights except as holders of Shares.  To the extent permitted by this Agreement or required by law, holders of Shares shall have one vote for each whole Share and if fractional Shares are issued as provided by this Agreement, fractional Shares shall have a fraction of one vote equal to the fraction of a Share it represents.  Votes by Members may be cast at a meeting or effected by the written consent of the required percentage, and in either case written notice of the action taken shall be provided to the Manager.  Whenever any vote or consent of Members is required or contemplated pursuant to this Agreement, the Shares of any Defaulting Member, or of any Person which is an assignee of any Shares but is not a Member, shall be deemed not to be entitled to vote for purposes of calculating whether a sufficient vote or consent was achieved.  The Manager shall not, without the approval of the holders of the Majority of the Shares, take any actions as provided in Sections 8.1.2, 15.1, or 15.8.  The Members shall also have the voting rights with respect to actions set forth in Section 6.1.3 and elsewhere in this Agreement.

Section 7.4.  Meetings.

7.4.1.       Meetings of Members.  The Manager may call meetings of the Members (as holders of Shares) or any holders of any series or class of Shares thereof concerning any matter on which they may vote as provided by this Agreement or by law or to receive and act upon a report of the Manager on matters pertaining to the Fund’s business and activities.  Investors holding twenty-five percent (25%) or more of the outstanding Shares entitled to vote on the matter may also call meetings by giving notice to the Fund demanding a meeting and stating the purposes therefore.  After calling a meeting or within twenty (20) days after receipt of a written request or requests meeting the requirements of the preceding sentence, the Fund shall mail to all Members entitled to vote on the matter written notice of the place and purposes of the meeting, which shall be held on a date not less than fifteen (15) days nor more than forty-five (45) days after the Fund mails the notice of meeting to the Members.  Any Member entitled to vote on the matter may appear and vote or consent at a meeting by proxy, provided that such authority is granted by a writing signed by the Member and delivered to the Fund at or prior to the meeting.

7.4.2.       Consents.  Any consent required by this Agreement or any vote or action by the Members (as holders of Shares) or any holders of any series or class of Shares may be effected without a meeting by a consent or consents in writing in lieu of a meeting signed by the persons required to give such consent, vote or take action. Only the Manager may solicit consents in lieu of a meeting.  The Fund shall effect a solicitation of consents by giving those Members (as holders of Shares) who may consent a notice of solicitation stating the purpose of the consent, a form of consent and the date on which the consents are to be tabulated, which shall be not less than fifteen (15) days nor more than forty-five (45) days after the Fund transmits the notice of solicitation of consents.

7.4.3.       General. To the extent not inconsistent with this Agreement, Delaware law governing meetings, proxies and consents for corporations shall apply as to the procedure, validity and use of meetings, proxies and consents.  Any Member may waive notice of or attendance at any meeting or notice of any consent, whether before or after an action is taken.  The Manager may fix a date which shall be the record date for determining Members entitled to notice of a meeting or to receive notice of consent in lieu of a meeting.  Such record date shall not be more than sixty (60) days before the date of the meeting or date of tabulation of consents in lieu of a meeting.  If the Manager shall not fix a record then the record date shall be the date on which the Fund transmits the notice of meeting or notice soliciting consents.  A list of the names, addresses and holdings of Shares of all Members shall be maintained as part of the Fund’s books and records.

7.4.4.       Interested Parties.  A Member may vote Shares held by it on any question permitted under this Agreement regardless of whether that Member, Affiliates of the Member or other persons associated with or related to that Member have a personal interest in the subject matter of the transaction.  Delaware law governing the voting of shares in a corporation shall determine the legal effect of a vote by a Member having an interest described in the preceding sentence.

7.4.5.       Record Holders.  Only Members who are holders of record on the record date of Shares entitled to vote or execute a consent in lieu of a meeting shall be entitled to vote or execute such consent and receive the notice of meeting and related solicitation material or solicitation of consent.

Section 7.5.  Names of Members.  Each Member acknowledges and agrees that the Fund may, in its sole discretion, disclose the name(s) of one or more of the Members to governmental entities and in connection with security clearances and as required by other applicable law or regulations.

ARTICLE 8.  WITHDRAWALS

Section 8.1.  Withdrawals.

8.1.1.       Voluntary Withdrawal Generally.  No Member shall be permitted to voluntarily withdraw from the Fund without the consent of the Manager, which such consent may be withheld for any reason or for no reason at all.

8.1.2.       Mandatory Withdrawal Generally.  The Manager may require any Member (and/or any assignee of a Member) to withdraw from the Fund:

(i)           at any time on not less than 10 days’ notice if the Manager, in the Manager’s sole discretion, deems that it is in the best interests of the Fund to require the withdrawal of any Member (and/or assignee of a Member) for any reason or no reason at all, which such withdrawal shall be effective on the date specified in such notice; or

(ii)           at any time on less than 10 days’ notice if the Manager, in the Manager’s sole discretion, deems it to be in the best interests of the Fund to require the withdrawal of any Member (and/or assignee of a Member) because the continued participation of such Member (or assignee) in the Fund might cause the Fund to violate any law, rule or regulation or expose the Fund to the risk of litigation, arbitration, administrative proceedings or any similar action or proceeding;

provided, however, that, except cases in which Article 13 applies, the Manager shall not require any Member (or assignee) to withdraw pursuant to this Section 8.1 without the vote of a Majority of the Shares in favor of such removal.

8.1.3.       Amounts due to Withdrawing Member.  Except as otherwise provided in any other agreement between the Fund and such withdrawing Member and except cases in which a Member is a “Defaulting Member” (in which case, other provisions of this Agreement shall apply to any transfer of the Member’s Shares), upon a Member (or assignee) being so required to withdraw pursuant to Section 8.1.2, the Fund shall purchase, and such Member (or assignee) shall sell, all of the Shares of such Member (or assignee) to the Fund for a purchase price equal to the fair market value of such Shares computed as of the date on which such Member’s (or assignee’s) withdrawal shall become effective.

ARTICLE 9.  TRANSFERS

Section 9.1.  Transfers of Membership Interests.  Except as set forth in this Article 9 or elsewhere in this Agreement, no Investor may Transfer all or any part of such Investor’s Shares; provided, however, that an Investor may, with the prior written consent of the Manager, which consent may be withheld or denied for any reason, and upon compliance with this Article 9, Transfer all or a portion of such Investor’s Shares.  In the case of any attempted or purported Transfer of a Share not in compliance with this Agreement, the transferring Investor may be designated as a “Defaulting Member”.  Notwithstanding the foregoing, unless agreed to by the Manager in writing, no Investor may enter into, create, sell or Transfer any financial instrument or contract the value of which is determined in whole or in part by reference to the Fund (including the amount of Fund distributions, the value of the Fund Assets, or the results of Fund operations), within the meaning of Section 1.7704-1(a)(2)(i)(B) of the Regulations.

Section 9.2.  Conditions to Transfer.  Any purported Transfer of a Share by an Investor pursuant to the terms of this Article 9 shall, in addition to requiring the prior written consent referred to in Section 9.1, be subject to the satisfaction of the following conditions:

9.2.1.       the Investor that proposes to effect such Transfer (a “Transferor”) or the Person to whom such Transfer is to be made (a “Transferee”) shall have paid all expenses incurred by the Fund, the Manager or the Manager in connection therewith (whether or not such proposed Transfer is consummated);

9.2.2.       the Manager shall have been given at least 30 days’ prior written notice of the proposed Transfer;

9.2.3.       the Fund shall have received from the Transferee and, in the case of clause (C) below, from the Transferor to the extent specified by the Manager, (A) such assignment agreement and other documents, instruments and certificates as may be reasonably requested by the Manager, pursuant to which such Transferee shall have agreed to be bound by this Agreement, including if requested a counterpart of this Agreement executed by or on behalf of such Transferee, (B) a certificate or representation to the effect that the representations set forth in the Subscription Agreement of such Transferor are (except as otherwise disclosed to and consented to by the Manager) true and correct with respect to such Transferee as of the date of such Transfer and (C) such other documents, opinions, instruments and certificates as the Manager shall have reasonably requested;

9.2.4.       such Transferor or Transferee shall have delivered to the Fund the opinion of counsel, which counsel and opinion shall be reasonably satisfactory to the Manager, described in Section 9.3;

9.2.5.       each of the Transferor and the Transferee shall have provided a certificate or representation to the effect that: (A) the proposed Transfer will not be effected on or through (1) a U.S. national, regional or local securities exchange, (2) a non U.S. securities exchange or (3) an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers, and (B) it is not, and its proposed Transfer or acquisition (as the case may be) will not be made by, through or on behalf of (1) a Person, such as a broker or a dealer, making a market in interests in the Fund or (2) a Person that makes available to the public bid or offer quotes with respect to interests in the Fund;

9.2.6.       (A) such Transfer will not be made on a “secondary market or the substantial equivalent thereof” within the meaning of Section 1.7704-1 of the Regulations, unless: (i) such Transfer is disregarded in determining whether interests in the Fund are readily tradable on a secondary market or the substantial equivalent thereof under Section 1.7704-1 of the Regulations (other than Section 1.7704-1(e)(1)(x) thereof), or (ii) the Fund satisfies the requirements of Section 1.7704-1(h) of the Regulations at all times during the taxable year of such Transfer, and (B) such Transfer will not be made on an “established securities market” within the meaning of Section 1.7704-1 of the Regulations; and

9.2.7.       (A) such Transfer will not cause the Fund to constitute “plan assets” for purposes of ERISA, if the assets of the Fund are not considered by the Manager to be plan assets under ERISA at the time of Transfer, or (B) to the extent the assets of the Fund are considered by the Manager to be “plan assets” under the DOL Regulations at the time of Transfer, if requested by the Manager, any Transferee that is subject to ERISA has taken such action as is necessary, if any, to appoint the Manager as investment manager (as defined in Section 3(38) of ERISA) and fiduciary (as defined in Section 3(21) of ERISA) with respect to the portion of the Fund’s assets deemed to be assets of such Transferee.

The Manager may in its sole discretion waive any or all of the conditions set forth in this Section 9.2, other than the conditions set forth in Section 9.2.6.

Section 9.3.  Opinion of Counsel.  The opinion of counsel referred to in Section 9.2 with respect to a proposed Transfer shall, unless otherwise specified by the Manager, be substantially to the effect that:

9.3.1.       such Transfer will not require registration under the Securities Act or violate any provision of any applicable non U.S. securities laws;

9.3.2.       the Transferee is a Person that is an “accredited investor” as such term is defined in Section 501 of Regulation D of the Securities Act of 1933, as amended;

9.3.3.       such Transfer will not require the Manager or any Affiliate of the Manager to register as an investment adviser under the Investment Advisers Act of 1940, as amended, if such Person is not already so registered;

9.3.4.       such Transfer will not cause the Fund to be treated as a corporation under the Code; and

9.3.5.       such Transfer will not violate either this Agreement or the laws, rules or regulations of any state or any governmental authority applicable to the Transferor, the Transferee or such Transfer.

In giving such opinion, counsel may, with the consent of the Manager, rely as to factual matters on certificates of the Transferor, the Transferee and the Manager and may include in its opinion customary qualifications and limitations.

Section 9.4.  Involuntary Transfers.  Upon an involuntary Transfer of all or part of a Investor’s Shares, including by reason of (i) death; (ii) court order; (iii) dissolution of a Member which is an entity, (iv) Bankruptcy, (v) divorce, (vi) foreclosure, or (vii) any other Transfer by operation of law, such Shares shall be permitted to pass directly to the Transferee, and the Transferee shall thereupon become an assignee of such Shares and shall be subject to the terms and conditions of this Agreement, including the purchase provisions of this Article 9, but such Transferee shall not become a Member unless and until admitted as a Substitute Member pursuant to Section 9.5.

Section 9.5.  Substitute Members.  Notwithstanding any other provision of this Agreement, a Transferee may be admitted to the Fund as a substitute Investor of the Fund (a “Substitute Member”) only with the consent of the Manager, which consent may be withheld in the Manager’s sole discretion.  Unless the Manager, the Transferor and the Transferee otherwise agree, in the event of the admission of a Transferee as a Substitute Member, all references herein to the Transferor shall be deemed to apply to such Substitute Member, and such Substitute Member shall succeed to all of the rights and obligations of the Transferor hereunder, provided that the Transferor shall continue to remain subject to the confidentiality provisions of this Agreement.  A Person shall be deemed admitted to the Fund as a Substitute Member at the time that the foregoing conditions are satisfied as acknowledged in writing by the Manager.

Section 9.6.  Transfers by the Manager.  The Manager may not Transfer all or any part of its interest in the Fund, provided that the Manager may Transfer all or a portion of its interest in the Fund to a Person directly or indirectly controlled by the Manager.  If the Manager Transfers its entire interest in the Fund pursuant to this Section 9.6, the Transferee shall automatically be admitted to the Fund as a replacement manager immediately prior to such Transfer without any further action, approval or vote of any Person, including any other Member, upon execution of a counterpart of this Agreement and such Transferee shall continue the investment or other activities of the Fund without dissolution of the Fund.

Section 9.7.  Transfers in Violation of Agreement Not Recognized.  Unless effected in accordance with and as permitted by this Agreement, no attempted Transfer or substitution shall be recognized by the Fund, any purported Transfer or substitution not effected in accordance with and as permitted by this Agreement shall, to the fullest extent permitted by law, be void and the Fund shall recognize no rights of the purported Transferee, including the right to receive distributions (directly or indirectly) from the Fund or to acquire an interest in the capital or profits of the Fund.  In addition, as a result of such attempted Transfer, the Manager may designate the purported Transferor as a “Defaulting Member”.

Section 9.8.  Certain Changes in Record Ownership.

9.8.1.       A change in record ownership of an interest in the Fund by reason of a change in the identity of the trustee, custodian or other fiduciary of an ERISA Member or public plan member shall not be deemed a Transfer within the meaning of this Article 9, provided that the Investor affected by such change shall notify the Manager in writing of such change promptly and in no event later than 30 days after such event.  The records of the Fund shall be changed by the Manager to reflect the identity of the new trustee, custodian or other fiduciary upon receipt of such notice and the execution and delivery of such documents as the Manager shall require in connection with such change.  Pending the receipt of such notice and documentation, the Fund and the Manager shall be entitled to rely on the records of the Fund for all purposes in connection with the affected interest.

9.8.2.       In the event that the Fund is required to make an adjustment under Section 743 of the Code with respect to all or any portion of a Member’s interest in the Fund, such Member shall promptly provide the Fund with the information specified in Section 1.743-1(k)(2) of the Regulations (or any successor provision) in the manner specified by such regulation and, to the extent applicable, comply with IRS Notice 2005-32 (and any official guidance subsequently issued).  In the event that the Fund elects to be treated as an “electing investment partnership” (within the meaning of Section 743(e) of the Code) and there is a “transfer” of an interest in the Fund (within the meaning of Section 743(e) of the Code), the Member that holds such interest at the end of the Fund’s taxable year shall promptly obtain from the Transferor (and any prior transferors of such interest) and provide to the Fund such information as shall enable the Fund to comply with its obligations under Section 6031(f) of the Code with respect to such Transferred interest and otherwise comply with (and require the Transferor of such interest to comply with) IRS Notice 2005-32 (and any official guidance subsequently issued).

ARTICLE 10.  BOOKS OF ACCOUNT; TAX AND FINANCIAL REPORTS; CONFIDENTIALITY

Section 10.1.  Maintenance of Books and Records, Etc.

10.1.1.      Maintenance of Books and Records.  The Fund shall maintain books and records in such manner as is utilized in preparing the Fund’s United States federal information tax return in compliance with Section 6031 of the Code, and such other records as may be required in connection with the preparation and filing of the Fund’s required United States federal, state and local income tax returns or other tax returns or reports of foreign jurisdictions, including, without limitation, the records reflecting the Capital Accounts and adjustments thereto.  The Fund may keep its records in other than written form if capable of conversion into written form within a reasonable time

10.1.2.      Access.  Subject to Section 10.3 and Section 10.4, all such books and records shall at all times be made available at the principal office of the Fund and shall be open to the reasonable inspection and examination of the Members or their duly authorized representatives during normal business hours upon five (5) Business Days’ prior written notice to the Manager stating the purpose of such inspection and examination and how it relates to the Member’s interest as a Member in the Fund.  The Manager shall have the authority to establish limitations on the scope and duration of such inspection and examination, including retaining certain information as confidential.

10.1.3.      Banking.  All funds of the Fund may be deposited in such bank, brokerage or money market accounts as shall be established by the Manager.  Withdrawals from and checks drawn on any such account shall be made upon such signature or signatures as the Manager may designate.

Section 10.2.  Tax Information.  Subject to Section 10.3 and Section 10.4 and subject to the Manager receiving all necessary information from third parties, within ninety (90) days after the end of each Fiscal Year, the Manager shall send each Person who was a Member at any time during the Fiscal Year then ended (including any permitted assignee of a Member who so requests in writing, whether or not a Substitute Member) a Schedule K-1 and such Fund tax information as the Manager reasonably believes shall be necessary for the preparation by such Person of his, her or its United States federal, state and local tax returns in accordance with any applicable laws, rules and regulations then prevailing.  Such information shall include a statement showing such Person’s share of distributions, income, gain, loss, deductions and expenses and other relevant fiscal items of the Fund for such fiscal year.  Promptly upon the request of any Member, the Manager will furnish to such Member:

10.2.1.      all United States federal, state and local income tax returns or information returns, if any, which the Fund is required to file; and

10.2.2.      such other information as such Member may reasonably request for the purpose of applying for refunds of withholding taxes, including to the extent not already set forth on the Schedule K-1.

Section 10.3.            Confidentiality.

10.3.1.      Confidentiality Generally. In addition to and not in limitation of any other agreement or covenant relating to confidentiality entered into by any Investor, each Investor shall maintain all information relating to the Fund contained in the non-public financial reports and books and records of the Fund, in records of any governmental body, or in any other document or record, in strict confidence and, without the express prior written consent of the Manager, shall not disclose any of such information (however obtained from the Fund, the Manager, another Investor, governmental body, a vendor of the Fund or otherwise) to any third party other than such Investor’s attorneys and certified public accountants who have agreed: (i) to keep such information confidential and (ii) not to use such information for their own benefit or for the benefit of the Investor.  Notwithstanding anything to the contrary in this Agreement or in any document relating to the Fund which prohibits an Investor from disclosing any confidential information regarding the Fund or the offering of its securities, each Investor (and each employee, representative or other agent of an Investor) may:

(a)  disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of (i) the Fund and (ii) the offering of its securities, and all materials of any kind (including opinions or other tax analyses) that are provided to the Investors relating to such tax treatment and tax structure; provided, however, that the preceding clause is intended to cause the securities of the Fund not to be treated as having been offered under conditions of confidentiality for purposes of Regulations Sections 1.6011-4(b)(3) and 301.6111-2(a)(2)(ii) (or any successor provisions) and shall be construed in a manner consistent with such purpose; and

(b)  disclose information contained in any filing by the Fund under Section 12(b), 12(g), 13(a) or 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission (the “SEC”) thereunder which is publicly available through the SEC.

10.3.2.      No Tender Offers.  No Investor may utilize any list of Members to conduct any tender offer for Shares (or any class or series thereof) which are registered under Section 12 of the Exchange Act except a tender offer conducted in compliance with Section 14(d) of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

10.3.3.      Remedies.  If an Investor violates the provisions of this Section 10.3, the Manager shall be entitled to recover from such Investor legal and professional fees incurred by the Manager and the Fund to enforce this Section 10.3 against such Investor and the amount determined in good faith by the Manager of the damages suffered by the Fund and the Manager as result of the breach by such Investor of this Section 10.3 and to obtain such equitable relief as a court may grant.  Each Investor acknowledges by becoming an Investor that money damages will not adequately compensate the Manager and the Fund for breaches by an Investor of this Section 10.3.

Section 10.4.            Investor Access to Information

10.4.1       Available Information.  Subject to Section 10.3, each Investor is entitled to obtain the following information from the Fund upon reasonable written demand stating the purpose of the demand, which purpose must be reasonably related to the Investor's interest in the Fund:

(i)	True and full information regarding the Fund’s business and financial condition, as such information is reasonably related to the Investor’s stated purpose;

(ii)
Promptly after becoming available, a copy of the Fund’s federal, state and local income tax returns or information returns for the preceding year and prior years to the extent reasonably available, provided however, that information that would otherwise not be available to an Investor hereunder shall not become available by reason of it being appended or attached to or part of such tax returns; and

(iii)	A copy of the Certificate of Formation and this Agreement and all amendments thereto; and

10.4.2.     Limitations.

(a)           Trade Secrets/Project Information.          Investors are not entitled to agreements, technical information, trade secrets and other confidential information relating to the Fund’s development of the Projects, or to the acquisition or transaction documents related thereto, unless the Manager, in its sole discretion, determines that disclosure will not harm the Fund or the Projects or violate any confidentiality provisions contained in such documents.  The Fund may keep confidential from Investors for such period of time as it deems reasonable any other information that it reasonably believes to be in the nature of trade secrets or other information that the Fund in good faith believes would not be in the best interests of the Fund to disclose or that could damage the Fund or its business or that the Fund is required by law or by agreement with a third party to keep confidential.

(b)           Investor Information.          No Investor or other person acting in the right of or for the benefit of an Investor is entitled to receive from the Fund or the Manager any information concerning any other Investor or offeree of the Fund’s Shares, without the prior written consent of the other Investor or offeree.

10.4.3       Standards.          The Fund may establish reasonable standards governing, without limitation, the information and documents to be furnished and the time and the location, if appropriate, of furnishing that information and documents. Costs of providing information and documents shall be borne by the requesting Investor except for de minimis amounts consistent with the Fund’s ordinary practices. The Fund shall be entitled to reimbursement for its direct, out-of-pocket expenses incurred in declining unreasonable requests (in whole or in part) for information.

10.4.4.      Waiver.         Providing information to one Investor or to persons outside the Fund does not act as a waiver of the Fund’s rights to withhold information from another Investor.

ARTICLE 11.  INDEMNIFICATION; EXCULPATION

Section 11.1.  Indemnified Representatives.  As used in this Agreement, “Indemnified Representative” means:

(i)            any Manager of the Fund, including any former Manager; and

(ii)           any other Person designated as an “Indemnified Representative” by the Manager (which may, but need not, include any Person serving, at the request of the Fund, as a member, officer, employee, consultant, agent, fiduciary or trustee of the Fund or another limited liability company, corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise).

Section 11.2.  Exculpation of Covered Persons.  Except as otherwise provided in this Agreement, no Member, former Member or Indemnified Representative of the Fund, or any of their respective Affiliates, representatives or agents (each, a “Covered Person”) shall be liable to the Fund or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person; provided, however, that this sentence shall not limit or eliminate liability for any negligent act or omission or one that constitutes a violation of the implied contractual covenant of good faith and fair dealing.

Section 11.3.  Liability to the Members and the Fund.  In the performance of its duties and obligations under this Agreement and Act, the Manager shall have no fiduciary or other obligations or duties to the Fund except an implied contractual covenant of good faith and fair dealing.  The Manager does not, in any way, guarantee the return of the Members’ Capital Contributions or a profit for the Members from the operations of the Fund.

Section 11.4.  Indemnification of Covered Persons.  Except as set forth in Section 11.7, the Fund shall defend, indemnify, save harmless, and pay all judgments and claims against the Covered Persons relating to any Liabilities incurred by reason of any act performed or omitted to be performed by any of them in connection with the business of the Fund, including reasonable attorneys’ fees incurred by any of them in connection with the defense of any Proceeding, which attorneys’ fees shall be paid as incurred; provided, however, that there shall be no indemnification of a Person pursuant to this Section 11.4 from any liability arising out of any negligent act or omission of such Person or one that constitutes a breach of the implied contractual covenant to the Fund, its Members, or the Manager of good faith and fair dealing.

Section 11.5.  Reliance.  A Covered Person shall be fully protected in relying in good faith upon the records of the Fund and upon such information, opinion, reports or statements presented to the Fund by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Fund, including information, opinions, reports or statements as to the value and amount of the assets, Liabilities, profits, losses or net cash flow or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

Section 11.6.  Additional Indemnification Matters.  If a Covered Person is entitled to indemnification in respect of a portion, but not all, of any Liabilities to which such Person may be subject, the Fund shall indemnify such Covered Person to the maximum extent for such portion of the Liabilities.  The termination of a Proceeding by settlement shall not create a presumption that the Covered Person is not entitled to indemnification.  This Article 11 shall survive any termination of this Agreement and any termination, liquidation or dissolution of the Fund.

Section 11.7.  Manager’s Indemnification of Holders of Investor GP Shares.     In addition to and not in limitation of any other indemnification provided in this Agreement, the Manager shall defend, indemnify, save harmless, and pay all judgments and claims against the Investor GP Shareholders relating to any Liabilities incurred by them in connection with the business of the Fund and as a result of their status as Investor GP Shareholders, including reasonable attorneys’ fees incurred by any of them in connection with the defense of any Proceeding, which attorneys’ fees shall be paid as incurred; provided, however, that there shall be no indemnification of an Investor GP Shareholder pursuant to this Section 11.7 or any other indemnification provision hereof from any Liabilities arising out of any negligent act or omission of such Investor GP Shareholder or that constitutes a breach of this Agreement and such Investor GP Shareholder shall be liable to the Fund, the Manager and Investors for any Liabilities resulting therefrom.

ARTICLE 12.  DISSOLUTION AND WINDING UP

Section 12.1.  Event of Dissolution.  The Fund shall continue until dissolved upon the earliest to occur of the following events (each, an “Event of Dissolution”):

(i)            when dissolution of the Fund is required by law; or

(ii)           upon the determination of the Manager to terminate and dissolve the Fund.

Section 12.2.  Winding Up.  Upon the occurrence of an Event of Dissolution, the Fund shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members.  No Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Fund’s business and affairs.  To the extent not inconsistent with the foregoing, all covenants and obligations in this Agreement shall continue in full force and effect until such time as the Fund Assets have been distributed pursuant to this Section 12.2 and the Certificate of Formation has been canceled in accordance with the Act.  Either the Manager or a Person appointed by the Manager or, if the Manager does not so act or appoint someone within a reasonable period of time, a Person appointed by a Majority of the Shares (the “Liquidating Trustee”) shall be responsible for overseeing the winding up and dissolution of the Fund, shall take full account of the Fund’s Liabilities and assets, shall cause the Fund Assets to be liquidated as promptly as is consistent with obtaining the fair value thereof, and shall cause the net proceeds therefrom, to the extent sufficient therefor, to be applied and distributed as provided in Article 5 of this Agreement.  In the event that the Liquidating Trustee determines that a particular Fund Asset cannot be sold on terms which are acceptable to the Liquidating Trustee in the Liquidating Trustee’s sole discretion, the Liquidating Trustee may have such particular Fund Asset appraised and may distribute such Fund Asset in-kind to one or more Members.

Section 12.3.  Deemed Distribution and Recontribution.  Notwithstanding anything to the contrary contained in this Article 12, in the event the Fund is “terminated” within the meaning of the Code or the Regulations but no Event of Dissolution has occurred, the Fund Assets shall not be liquidated, the Fund’s Liabilities shall not be paid or discharged, and the Fund’s affairs shall not be wound up.  Instead, solely for federal income tax purposes, the Fund shall be deemed to have contributed the Fund Assets in kind to a new limited liability company which shall be deemed to have assumed and taken the Fund Assets subject to all Fund Liabilities, in exchange for interest in the new limited liability company.  Immediately thereafter, such interests shall be deemed to have been distributed to the Members all in accordance with the Regulations under Code Section 708.

Section 12.4.  Rights of Members.  Each Member shall look solely to the Fund Assets and not to the Manager or the other Members for the return of such Member’s respective contributions to the Fund and returns or interest thereon and shall have no right or power to demand or receive property other than cash from the Fund.

Section 12.5.  Termination.  The Fund shall terminate when all of the Fund Assets shall have been disposed of and the proceeds therefrom shall have been distributed as provided in this Article 12.  The Liquidating Trustee shall then execute and cause to be filed a Certificate of Cancellation of the Fund in accordance with the Act.

ARTICLE 13.  DEFAULT

Section 13.1.  Default.  Not in limitation of any provision of this Agreement in which a Member is otherwise designated a “Defaulting Member,” if a Member fails to perform any of such Member’s obligations under this Agreement or violates any of the terms of this Agreement (an “Event of Default”), then the Manager shall have the right (in addition to all of its other rights and remedies under this Agreement, at law or in equity) to give the Member so failing to perform written notice of such default at any time prior to the curing of such default.  Unless such Member cures such default within ten (10) days after receipt of such notice, then such Member shall be a “Defaulting Member” hereunder.  Notwithstanding the previous two sentences, in the event that a Member commits an Event of Default which constitutes gross negligence or willful misconduct, then such Member shall immediately be deemed to be a Defaulting Member and shall not be entitled to receive notice of such default or an opportunity to cure such default.

Section 13.2.  Rights of the Manager and Other Members Upon Default.  If a Member is a Defaulting Member as that term is defined or used in this Article 13 or elsewhere in this Agreement, then the Manager and, in the case of an Event of Default by the Manager, any one or more of the Members, or one or more of the other Members may do one or more of the following, at the same or different times, in addition to all of their other rights and remedies under this Agreement, at law or in equity:

(i)            bring any proceeding in the nature of specific performance, injunction or other equitable remedy, it being acknowledged by each of the Members that damages at law may be an inadequate remedy for an Event of Default under this Agreement and that the Defaulting Member may be compelled to cure such default;

(ii)           bring any action by or on behalf of the Members or the Fund, individually or collectively, as may be permitted by law in order to recover damages, and the Defaulting Member shall be liable for all damages suffered by the Fund and the other Members as a result of such default;

(iii)          require, by written notice to the Fund from the Manager or from any one or more of the other Members, that any amount otherwise payable by the Fund to the Defaulting Member shall be paid to the other Members, the Manager, or the Fund in an amount equal to the amount (including damages) owing from the Defaulting Member to the other Members, the Manager or the Fund;

(iv)          require, by written notice to the Fund from the Manager or from any one or more of the other Members, that any amount otherwise payable by the Fund to the Defaulting Member shall be paid into an escrow account, which shall be a commercial bank, until the amount (including damages) owing from the Defaulting Member to the other Members, to the Manager or to the Fund has been determined by a court of competent jurisdiction or agreement among the parties, and shall then be paid to such Members, to the Manager or to the Fund in such amount; and

(v)           require, by written notice to the Defaulting Member, the mandatory withdrawal of the Defaulting Member from the Fund pursuant to Section 8.1.2, except that the provisions in Section 8.1.2 requiring the vote of a Majority of the Shares shall not apply in cases when such Member is a Defaulting Member.

ARTICLE 14.  NOTICES

Section 14.1.  Notices.  All notices or other communications required or permitted to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given when personally received by the intended recipient or (i) when delivered by messenger or nationally recognized delivery service (with confirmation of receipt), (ii) when delivered via e-mail or telecopy (and promptly confirmed by mail) or (iii) three (3) business days after having been mailed by first class registered or certified mail, return receipt requested, postage prepaid, addressed to the applicable party at the address indicated on Schedule A hereto, or to any other address or addressee as any party may in the future specify by notice to the other parties (with notice of change of address or addressee not being valid until actually received).

ARTICLE 15.  MISCELLANEOUS

Section 15.1.  Conversion to Corporate Form.  If the Manager determines, but only with the affirmative vote of a Majority of the Shares, that it is desirable or helpful for the business of the Fund to be conducted in a corporate rather than in a limited liability company form, the Manager shall have the power to incorporate the Fund or take such other action as the Manager may deem advisable in light of such changed conditions, including dissolving the Fund, creating one or more subsidiaries of the newly formed corporation and transferring to such subsidiaries any or all of the Fund Assets.  In connection with any such incorporation of the Fund, the Members shall receive, in exchange for their respective Membership Interests, shares of capital stock of such corporation or its subsidiaries having the same relative economic interest as is set forth in this Agreement, as among the holders of Membership Interests, subject in each case to (i) any modifications required solely as a result of the conversion to corporate form and (ii) any modifications to conform to the provisions relating to actions of shareholders and a board of directors set forth in the jurisdiction of incorporation.  At the time of such conversion, all of the Members shall enter into a shareholders agreement providing for reasonably equivalent powers, restrictions and other provisions to those set forth in this Agreement.

Section 15.2.  Further Action.  Each Member, at the request of the Fund, agrees to perform all further acts and execute, acknowledge and deliver any documents which may be reasonably necessary, appropriate or desirable to carry out the provisions and purposes of this Agreement.

Section 15.3.  Waiver of Action for Partition; No Bill for Accounting.  Each of the Members irrevocably waives any right that such Member may have to maintain any action for partition with respect to any Fund Asset.  To the fullest extent permitted by law, each Member covenants that such Member will not file a bill for accounting.

Section 15.4.  Binding Effect.  Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective heirs, legatees, legal representatives, successors, and permitted transferees and assigns.

Section 15.5.  Severability.  If any provision of this Agreement shall be deemed invalid or unenforceable as written, it shall be construed, to the extent possible, in a manner which shall render it valid and enforceable, and any limitations on the scope or duration of any such provision necessary to make it valid and enforceable shall be deemed to be part thereof; no invalidity or unenforceability shall affect any other portion of this Agreement unless the provision deemed to be so invalid or unenforceable is a material element of this Agreement, taken as a whole.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 15.6.  Incorporation by Reference.  Every Exhibit, Schedule and other Appendix attached to this Agreement and referred to herein is incorporated in this Agreement by reference unless this Agreement expressly otherwise provides.

Section 15.7.  Entire Agreement.  This Agreement, together with Annex I and any Exhibits and Schedules hereto, together with any agreements referred to herein and any consulting, employment, confidentiality and/or restrictive covenant agreement(s) entered into between a Member and the Fund or entered into between a Member and any other Person directly or indirectly controlling, controlled by, or under common control with, the Fund, contain the entire agreement among the parties hereto with respect to the Fund and supersede all prior agreements, covenants, arrangements, letters, communications, representations or warranties, whether oral or written, by any party hereto with respect to the Fund or its business.  No party shall be bound by any condition, definition, warranty or representation, unless and only to the extent (i) expressly set forth or provided for in this Agreement or in any other agreement entered into by a party on or subsequent to the Effective Date, set forth in writing and signed by the party to be bound thereby, or (ii) this Agreement (including the Exhibits and Schedules hereto), or such other agreements, are amended pursuant to their terms.

Section 15.8.  Amendment.

15.8.1.  This Agreement may be amended by the Manager, without notice to or the approval of the holders of the Shares, from time to time for the following purposes:  (1) to cure any ambiguity, formal defect or omission or to correct or supplement any provision herein that may be inconsistent with any other provision contained herein or in the Memorandum or to effect any amendment without notice to or approval by Investors, as specified in other provisions of this Agreement; (2) to make such other changes or provisions in regard to matters or questions arising under this Agreement that will not materially and adversely affect the interest of any Investor; (3) to otherwise equitably resolve issues arising under the Memorandum or this Agreement, so long as similarly situated holders of Shares are not treated materially differently; (4) to maintain the federal tax status of the Fund and any of its Members (so long as no liability of any holder of Shares is materially increased without such holder’s consent); (5) as otherwise provided in this Agreement; or (6) to comply with law.

15.8.2.  Other amendments to this Agreement may be proposed by either the Manager or any holder or holders holding twenty-five percent (25%) or more of the outstanding Shares entitled to vote, in each case by calling a meeting or requesting consents under Section 7.4 and specifying the text of the amendment and the reasons therefore.  No amendment under this Section 15.8.2 that increases the liability of any holder of Shares, changes the Capital Contributions required of any holder of Shares or such holder’s rights in the Net Profits, Net Losses, deductions, credits, revenues or distributions of the Fund in more than a de minimis manner, such holder’s rights on dissolution, or any voting or management rights set forth in this Agreement shall become effective as to that holder of Shares without such holder’s written approval thereof.  Unless otherwise provided herein, all other amendments must be approved by the holders of a Majority of the Shares and, if the terms of a Series of Shares or securities so require, by the vote of the holders of such class, Series or group specified therein.

15.8.3.  The Manager has power to construe this Agreement and to act upon any such construction.  Its construction of the same and any action taken pursuant thereto by the Fund or a Manager in good faith shall be final and conclusive.

Section 15.9.  No Waiver.  No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.  No failure on the part of any party to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 15.10.  Additional Remedies.  All remedies, rights, powers and privileges, either under this Agreement or by law or otherwise afforded the parties to this Agreement, shall be cumulative and shall not be exclusive of any remedies, rights, powers and privileges provided by law.  Each party hereto may exercise all such remedies afforded to it in any order or priority.

Section 15.11.  Construction.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.  Unless the context otherwise requires, the singular and plural forms in this Agreement shall be mutually inclusive, and the masculine, feminine and neuter forms in this Agreement shall be mutually inclusive.  The words including, includes, and included shall be deemed to be followed by the phrase “without limitation”.  The terms of this Agreement are intended to embody the economic relationship among the Members and shall not be subject to modification by, or be conformed with, any actions by the Internal Revenue Service except as this Agreement may be explicitly so amended and except as may relate specifically to the filing of tax returns.

Section 15.12.  Headings; References.  The headings in this Agreement are for convenience of reference only and are not intended to define or limit the contents of any article, section or paragraph.  Unless otherwise expressly stated herein, references to Articles and Sections shall refer to articles and sections of this Agreement.

Section 15.13.  Counterparts; Fax Signatures.  This Agreement may be executed in separate counterparts, none of which need contain the signatures of all parties, each of which shall be deemed to be an original, and all of which taken together constitute one and the same instrument.  It shall not be necessary in making proof of this Agreement to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.  All executed signature pages transmitted by facsimile shall be deemed an original, and shall be binding.

Section 15.14.  Jurisdiction and Venue.  Each of the parties to this Agreement irrevocably (i) except as provided in Section 15.16, consents to the exclusive jurisdiction and venue of the courts of the State of Delaware or the United States District Court for the District of Delaware in any and all actions between or among any of the parties, whether arising hereunder or otherwise, except as otherwise directed by such court, and (ii) consents to service of process by first-class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notices in accordance with Article 14 of this Agreement.

Section 15.15.  Governing Law.  This Agreement and any amendments hereof shall be governed by and construed in accordance with the internal law (both substantive and procedural) of the State of Delaware applicable to contracts made and to be performed therein and limited liability companies formed thereunder.

Section 15.16.  Arbitration.

15.16.1.Binding Arbitration.

(a)        Except for equitable relief sought by the Manager pursuant to any provision of this Agreement or under any applicable securities laws, any individual claim or dispute (collectively, “Claims”) of every type (whether under statute, in contract, tort or otherwise and whether for money damages, penalties or declaratory or equitable relief) arising from or related in any way to this Agreement, including any question regarding its existence, validity or termination, or the operation and management of the Fund by the Fund or the Manager, or their employees, officers, directors, agents or assigns, shall be resolved by binding arbitration governed by the Federal Arbitration Act and conducted in accordance with rules of the American Arbitration Association; provided, however, that if the Federal Arbitration Act should be held inapplicable for any reason, including the ruling of the court, then the laws of the State of Delaware shall apply to such arbitration hearing and proceeding.  The number of arbitrators shall be three (3), with each party having the right to appoint one arbitrator, who shall together appoint a third neutral arbitrator, each such arbitrator having experience in the field of securities law and offerings, including private securities offerings.  Such arbitration hearing and proceedings shall be conducted in New York, New York.

(b)        There will be no written record or transcript of the proceedings required, unless otherwise requested by the parties to the arbitration (each a “Party” and together the “Parties”) or a Party, who shall bear the costs thereof.  All of the arbitrators’ orders and decisions may be enforceable in, and judgment upon any award that may be rendered in the arbitration proceeding, may be confirmed and entered by, a court having proper jurisdiction.  Except as required by law, the Parties agree that all arbitration proceedings concluded hereunder and the decision of the arbitrators shall be kept confidential and not disclosed to any third party, except for a Party’s affiliates, accountants and lawyers.

(c)        Notwithstanding anything to the contrary contained herein, the arbitrators shall have no authority or power to award consequential, special, indirect, treble, exemplary or punitive damages of any type, the Parties hereby waiving their rights, if any, to recover consequential, special, indirect, treble, exemplary or punitive damages with respect to this Agreement.

15.16.2.  No Class Action.  The Parties expressly agree that no Claim may be brought or submitted to arbitration or heard by an arbitration panel pursuant to Section 15.16 as a class action, or consolidated with any other Claims and the arbitrators or arbitration panel shall have no authority to consolidate claims or certify a class of Claims.  Each Member expressly waives any right such Member may have to submit or consolidate his, her or its Claim with those of other Members and shall be limited to submitting such Member’s individual claim to arbitration.  No arbitrator or arbitration panel shall have the power or authority to interpret the legality or enforceability of this Section 15.16 and any such dispute regarding the applicability, legality or enforceability of this Section 15.16 shall be submitted to and exclusively determined by a court of law in accordance with the requirements of Sections 15.14 and 15.15.  If this Section 15.16 is found by a court of law to be invalid or enforceable under any law or statute, then the entirety of Section 15.16 shall be null and void with respect to any Claims and, thereafter, all Claims shall only be resolved by filing an action in a court of law in accordance with Sections 15.14 and 15.15 hereof.  The Parties agree that any arbitration shall be postponed during the pendency of any appeal of a court’s ruling regarding the legality or enforceability of this Section 15.16.

15.16.3.  Notwithstanding anything contrary contained herein, nothing in this Section 15.16 is intended to be a waiver or shall act as a waiver of any right that an Investor may have specifically under the Investment Advisors Act of 1940 or other applicable federal securities law which right is not subject to waiver thereunder.

IN WITNESS WHEREOF, the parties have executed this Limited Liability Company Agreement as of the date first written above.

RIDGEWOOD ENERGY CORPORATION

By:	/s/ Robert E. Swanson
Chief Executive Officer

ANNEX I
DEFINITIONS

1.
“Accounting Period” means (i) any period (A) commencing on each date on which a Member is admitted or withdraws from the Fund and, if different, commencing the first day of each Fiscal Year, and (B) ending on the date immediately preceding the date of commencement of a new Accounting Period, and (ii) any portion of any period described in clause (i) of this sentence for which the Fund is required to allocate Net Profits, Net Losses, and other items of Fund income, gain, loss or deduction pursuant to Article 4 of this Agreement.

2.	“Act” means the Delaware Limited Liability Company Act, as amended from time to time (or any corresponding provisions of succeeding law).

3.
“Actual Depletion Deductions” means, with respect to any Member, such Member’s actual depletion allowance with respect to the Fund’s oil and gas properties, provided that, such Member’s Actual Depletion Deductions with respect to any single Fund oil or gas property shall not exceed the adjusted basis of such oil or gas property allocated to such Member (or such Member’s predecessor in interest) pursuant to Code Section 613A(c)(7)(D). Each Member shall notify the Fund of the amount of its Actual Depletion Deductions within sixty (60) days of the end of each Fiscal Year.

4.
“Actual Gains” or “Actual Losses” means, respectively and with respect to any Member: (i) the excess, if any, of such Member’s share of the total amount realized from the disposition of any Fund oil or gas property over such Member’s remaining adjusted tax basis in such property, or (ii) the excess, if any, of such Member’s remaining adjusted tax basis in such property over such Member’s share of the total amount realized by the Member from the disposition of such property. A Member’s share of the total amount realized from the disposition of Fund oil or gas property shall be determined pursuant to Regulations Section 1.704-1(b)(2)(v).

5.
“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Accounting Period, after giving effect to the following adjustments: (i) credit to such Capital Account of any amounts which such Member is obligated to restore or is deemed to be obligated to restore to the Fund pursuant to the penultimate sentences in Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and (ii) debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of the Regulations.

6.	“Advance Distribution” shall have the meaning set forth in Section 5.1.

7.
“Affiliate” means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by, or under common control with, the referenced Person, (ii) any Person which has a 10% or more beneficial, or voting, interest in the referenced Person or any Person in which the referenced Person has a 10% or more beneficial, or voting, interest; (iii) any officer or director of, or partner or member in, either the referenced Person or any Person described in (i) or (ii) above, and (iv) any Person who would be a related taxpayer to the referenced Person under Code Section 267.  For purposes of the above, “control” (including “controlling” and “controlled”) means the possession, directly or indirectly, of the power to direct or to cause the direction of the management and policies of a Person, whether through the ownership of voting interests, by contract or otherwise.  For purposes of this definition, each Member and such Member’s Affiliates shall not be considered to be an Affiliate of any other Member or such other Member’s Affiliates by virtue of being a Member of the Fund.  Notwithstanding anything to the contrary contained in this Agreement, each investment fund for which the Manager serves as the manager or the general partner shall be considered an “Affiliate” of the Manager.

8.	“Agreement” has the meaning provided in the Preamble.

9.
“Available Cash from Capital Transactions” shall mean, with respect to each Project, the amount by which: (a) the sum of (i) the total cash proceeds received by the Fund in connection with Capital Transactions of such Project, plus (ii) the proceeds of any insurance payments or financing transactions that are not otherwise used to construct, replace or repair such Project, exceed (b) the amount that the Manager determines is necessary to be retained by the Fund (i) to satisfy any debt or other obligation of the Fund that is secured by, attributable to or otherwise connected with the Project disposed of (including Member loans, if any) and (ii) to establish reasonable reserves (including the Salvage Fund) for actual or contingent obligations of the Fund that are attributable to such Project.

10.
“Available Cash from Operations” shall mean, with respect to each Project, the total cash received by the Fund from the Operations of such Project, less (i) all operating expenses and other cash expenditures attributable to such Project, and (ii) such reserves (including the Salvage Fund) for operating expenses, debt service and other actual or contingent obligations and Liabilities of the Fund as the Manager may determine are necessary or advisable in connection with such Project.

11.	“Available Cash from Temporary Investments” shall mean the total cash received by the Fund from Temporary Investments.

12.
“Bankruptcy” shall be deemed to have occurred as to a Person when (i) such Person shall have commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended or replaced, or under any other applicable federal or state bankruptcy or insolvency law, or (ii) a decree or order for relief under any of such laws shall have been entered by any court having jurisdiction in the premises in respect of such Person, or a receiver, liquidator, assignee, custodian, trustee or similar official shall have been appointed for such Person or any substantial part of such Person’s property, or the winding-up or liquidation of such Person’s affairs shall have been ordered, and in connection with the foregoing provisions of this clause (ii) either such Person shall have applied for or consented to such decree, order or appointment or such decree, order or appointment shall have continued unstayed and in effect for a period of ninety (90) days (whether or not consecutive), or (iii) such Person shall have made an assignment for the benefit of creditors, or (iv) such Person shall have generally admitted in writing the inability to pay such Person’s debts as such debts become due.

13.	“Capital Account” has the meaning provided in Section 3.2.

14.
“Capital Contribution” means, with respect to any Member, the amount of money, and the fair market value as approved by the Manager of any other property, (i) contributed to the Fund by such Member prior to the Effective Date or (ii) contributed to the Fund after the Effective Date by such Member in accordance with this Agreement or any other agreement to which the Fund is a party.

15.
“Capital Transaction” means a transaction involving, related to or in connection with the acquisition, transfer, injury, distribution, condemnation, or other disposition of Fund Assets or interest therein (other than Temporary Investments) that is made other than in the ordinary course of the Fund’s business, specifically including but not limited to, transactions involving, related to or in connection with the drilling and development of Projects (i.e., natural gas or oil wells).

16.
“Certificate of Formation” means the Certificate of Formation of the Fund as originally filed with the State of Delaware, as such Certificate may be amended from time to time in accordance with this Agreement.

17.	“Claims” has the meaning provided in Section 15.16.

18.	“Code” means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of any succeeding law).

19.	“Covered Person” has the meaning provided in Section 11.2.

20.	“Defaulting Member” means a Member designated as such pursuant to Sections 8.5, 9.1, 9.6, 13.1, or elsewhere in this Agreement.

21.	“DOL Regulations” means the regulations of the United States Department of Labor included within 29 C.F.R. Section 2510.3-101.

22.
“Dry-Hole Costs” means the cost incurred by the Fund to drill an exploratory or developmental well that was found to be incapable of producing either oil or gas in sufficient quantities to justify completion as an oil or gas well

23.	“Early Investment Incentive” means the First Early Investment Incentive and the Second Early Investment Incentive.

24.	“Effective Date” has the meaning provided in the Preamble.

25.	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

26.	“Event of Default” has the meaning provided in Section 13.1.

27.	”Event of Dissolution” has the meaning provided in Section 12.1.

28.	“Exchange Act” has the meaning provided in Section 10.3.

29.
“Expenses” means all direct and indirect costs of any type or nature whatsoever (including all attorneys’ fees and disbursements, accounting fees and disbursements, expert fees and disbursements, placement agents’ fees and commissions (including placement agent fees and commissions to Affiliates of the Manager), other out-of-pocket costs and reasonable compensation for time spent by a Person for which such Person is not otherwise compensated by the Fund or any third party), and amounts paid in settlement by or on behalf of a Person, but shall not include any final judgments, fines or penalties actually levied against a Person.

30.	“First Early Investment Incentive” has the meaning provided in Section 5.1.

31.
“Fiscal Year” means (i) the period commencing on the Formation Date and ending on the first December 31 thereafter and (ii) any subsequent twelve (12) month period commencing on January 1 and ending on December 31.

32.	“Formation Date” has the meaning provided in the Preamble.

33.	“Fund” has the meaning provided in the Preamble.

34.	“Fund Assets” has the meaning provided in Section 1.7.

35.	“Fund Minimum Gain” has the meaning given the term “partnership minimum gain” in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

36.	“GAAP” means, as of any point in time, generally accepted accounting principles as in effect in the United States at such time.

37.
“Indemnified Capacity” means any and all past, present and future service by a Person in one or more capacities as a member, manager, director, officer, employee, consultant or agent of the Fund, or, at the request of the Fund, as a member, manager, director, officer, employee, agent, fiduciary or trustee of another limited liability company, corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise.

38.	“Indemnified Representative” has the meaning provided in Section 11.1.

39.	“Investment Fee” has the meaning provided in Section 6.5.

40.	“Investor” and “Investors” each have the meanings provided in the Preamble.

41.
“Investor GP Share” means a Share of Membership Interest whereby the holder is personally obligated for any and all of the debts, obligations, and Liabilities of the Fund: (i) that accrue before such Share is converted into a Limited Liability Share pursuant to this Agreement; and (ii) to the extent that such debts, obligations, and Liabilities are not satisfied by the Fund Assets.

42.	“Investor GP Shareholder” means an Investor that has purchased an Investor GP Share.

43
“Liabilities” means any Expenses and any other damages, judgments, amounts paid in settlement, fines, penalties, punitive damages, excise taxes, or costs or expenses of any nature (including attorneys’ fees and disbursements).

44.
“Limited Liability Share” means a Share of Membership Interest whereby the holder is not personally obligated for any and all of the debts, obligations, and Liabilities of the Fund except to the extent of such holder’s investment in the Fund.

45.	“Liquidating Trustee” has the meaning provided in Section 12.2.

46.
“Majority of the Shares” means, as of any point in time and with respect to any matter, any combination of Investors holding more than fifty percent (50%) of the combined voting power of all of the Shares that are entitled to vote at such time on such matter.

47.	“Manager” has the meaning provided in Section 6.1.

48.	“Management Fee” has the meaning provided in Section 6.5.

49.	“Member” and “Members” each have the meanings provided in the Preamble.

50.	“Member Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Section 1.704-2(b)(4) of the Regulations.

51.
“Member Nonrecourse Debt Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Fund Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

52.	“Member Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

53.
“Membership Interest” means, as to each Member, such Member’s entire right, title and interest in the Fund, generally represented by Shares, including (i) such Member’s Capital Account, (ii) such Member’s rights to share in the Net Profits and Net Losses and rights, if any, to receive distributions of cash and other Fund Assets, and (iii) such Member’s rights to participate in the management and affairs of the Fund as and to the extent provided in this Agreement.

54.	“Memorandum” means the Confidential Private Placement Memorandum dated May 1, 2008 of the Fund, as amended from time to time.

55.
“Net Profits” and “Net Losses” respectively, mean, for each Accounting Period for each Project,  (i) an amount equal to the Fund’s taxable income or loss for such Accounting Period and Project as determined in accordance with Code Section 703(a) (and all items of income, gain, loss or deduction required to be separately stated pursuant to Code Section 703(a)(1) shall be included in taxable income or loss); plus (ii) any income that is exempt from tax; and minus (iii) any expenditures that are described in Code Section 705(a)(2)(B).

56.
“Net Profits from Capital Transactions” and “Net Losses from Capital Transactions” means, with respect to each Project, the Net Profits and Net Losses that are attributable to Capital Transactions associated with such Project.

57.	“Net Profits from Operations” and “Net Losses from Operations” means, with respect to each Project, the Net Profits and Net Losses that are attributable to the Operations of the Project.

58.	“Net Profits from Temporary Investments” means, with respect to each Series, the Net Profits that are attributable to the Temporary Investments of the Fund that are attributable to such Series.

59.	“Nonrecourse Deductions” has the meaning provided in Section 1.704-2(b)(1) of the Regulations.

60.	“Nonrecourse Liability” has the meaning provided in Section 1.704-2(b)(3) of the Regulations.

61.	“Operations” means, with respect to each Project, the operations of the Project in the ordinary course of business.

62.	“Organizational, Distribution and Offering Fee” has the meaning provided in Section 6.5.

63.
“Organizational Expenses” means (i) all organizational expenses of the Fund and expenses incurred in connection with the formation of the Fund and (ii) all expenses of the Fund incurred in connection with the preparation and negotiation of this Agreement.

64.
“Ownership Percentage” means, with respect to each Investor in each Series, the percentage interest in a Series as determined by dividing the aggregate number of Shares attributable to such Series owned by such Investor by the total number of Shares of the Series then issued and outstanding.  The Ownership Percentage of each Investor shall be set forth in the books and records of the Fund.

65.	“Party” and “Parties” have the meanings provided in Section 15.16.

66.	“Person” means any individual, firm, association, corporation, partnership, limited liability company, trust, estate or other entity.

67.	“Preamble” means the introductory clauses of this Agreement.

68.
“Proceeding” means any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the Fund, a class of its Members or security holders or otherwise, in which a Person may be involved as a party or otherwise by reason of the fact that such Person is or was serving in an Indemnified Capacity.

69.	“Projects” has the meaning provided in Section 1.3.

70.
“Put Contract” means a contract that gives the owner of the contract the right to collect a payment from or, alternatively, the right to sell a certain quantity of oil or natural gas to, the counterparty if, on the expiration date of the contract, the market price of natural gas or oil falls below a certain price as set forth in the contract.

71.
“Regulations” means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

72.	“Regulatory Allocations” has the meaning provided in Section 4.6.

73.	“Ridgewood Energy Corporation” has the meaning provided in the Preamble.

74.
“Royalty Interest” means an interest in oil, natural gas or other minerals that entitles the owner of the underlying real property to a specified fraction of production, in kind or in value, free of the expense of development and operation, and which is payable out of the leasehold interest after deduction of the cost of processing, transporting and marketing such production.

75.
“Salvage Fund” means that separate interest-bearing account that has a portion of the Fund’s net revenue, if any, that the Fund may receive from the production and sale of oil or natural gas from each Project in which the Fund has invested until such time as such account contains an amount equal to the Fund’s anticipated salvage value of dismantling production platforms, plugging and abandoning the platform wells, and removing the platforms and platform wells in respect of each such Project after its useful life, in accordance with applicable federal and state law and regulations.

76.	“SEC” has the meaning provided in Section 10.3.

77.	“Second Early Investment Incentive” has the meaning provided in Section 5.1

78.	“Series” has the meaning provided in Section 2.2.

79.	“Share” means each of a Limited Liability Share and an Investor GP Share.

80.
“Simulated Depletion Deductions” means the simulated depletion allowance computed by the Fund with respect to its oil and gas properties pursuant to Section 1.704-(1)(b)(2)(iv)(k)(2) of the Regulations.  In computing such amounts, the Manager shall have complete and absolute discretion to make any and all permissible elections.

81.
“Simulated Gains” or “Simulated Losses” means, respectively, the simulated gains or simulated losses computed by the Fund with respect to its oil and gas properties pursuant to Section 1.704-1(b)(2)(iv)(k)(2) of the Regulations. In computing such simulated gains or losses, the Manager shall have complete and absolute discretion to make any and all permissible elections.

82.	“Substitute Member” has the meaning provided in Section 9.5.

83.
“Temporary Investments” shall mean investments by the Fund in: (a) securities that are obligations of or guaranteed by the U.S. government or an instrumentality thereof; (b) domestic, corporate or governmental indebtedness rated Aa or Prime-1 (or the equivalent thereof) or better by Moody’s Investors Service Inc. or A-I (or its equivalent) or better by Standard & Poor’s Corporation; (c) certificates of deposit, money market accounts, savings accounts, checking accounts or any combination thereof in banks which have total assets of $100,000,000 or more (or in banks insured by the Federal Deposit Insurance Corporation (the “FDIC”) which have total assets of less than $100,000,000 if the amount of the Fund’s funds deposited in such bank is fully insured by the FDIC); or (d) any other securities that the Manager determines are appropriate for short term investments.

84.	“Total Available Cash” means, in the aggregate, the Available Cash from Temporary Investments, the Available Cash from Operations, and the Available Cash from Capital Transactions.

85.	“TMP” has the meaning provided in Section 4.10.

86.
“Transfer” means to, or any attempt to, sell, assign, give away, place in trust, place in joint names, transfer, mortgage, pledge, alienate, hypothecate, devise, distribute or in any way encumber or dispose of (including encumbrances or dispositions, in Bankruptcy or otherwise, by operation of law or court order) any Membership Interest or part thereof, currently owned or hereafter acquired.

87.	“Transferee” has the meaning provided in Section 9.2.

88.	“Transferor” has the meaning provided in Section 9.2.

89.
“Working Interests” shall mean an interest under a oil or natural gas well, in which the holders of such interest bear 100% of the costs of exploring, drilling, developing and operating the well and are entitled to receive revenues derived from the oil or natural gas production of the well which remain after deduction of the cost of processing, transporting and marketing such oil or natural gas, including royalty payments.